Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED

WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

Joint Venture Agreement

Between

Usina São Martinho S.A.,

Amyris Brasil S.A.,

And

Amyris Biotechnologies, Inc.

April 14, 2010

Table of Contents

Recitals

Section 1. - Definitions and Interpretation

Section 2. - Purpose; Key Objectives

Section 3. - The Joint Venture

Section 4. - Funding of the Joint-Venture

Section 5. - Representations and Warranties of USM

Section 6. - Representations and Warranties of Amyris

Section 7. - Other Obligations

Section 8. - Term

Section 9. - Default

Section 10. - Force Majeure

Section 11. - Miscellaneous

Section 12. - Arbitration

Schedule I - Key terms of IP License Agreement

Schedule II - Key terms of Syrup Supply Agreement

Schedule III - Key terms of Master Off-Take Agreement

Schedule IV - Key terms of Shared Services Agreement

Schedule V - Key terms of Rental Agreement

Schedule VI - Key terms of Shareholders’ Agreement

Schedule VII - Form of Bylaws

Schedule VIII - Fair Market Value Methodology

Schedule IX - Target Economic Viability Floor Price

Schedule 3.1.1 - List of Board members

Schedule 3.1.3 - List of Executive Officers

Schedule 7.1 - Second Plant Economics

i

This Joint-Venture Agreement (the “Agreement”) is entered into on April 14, 2010, by and among:

I.          On one side:

1.1.      USINA SÃO MARTINHO S.A., a company duly organized and existing under the laws of Brazil, with principal place of business at Fazenda São Martinho, in the City of Pradópolis, State of São Paulo, Brazil, enrolled with CNPJ/MF under No. 48.663.421/0001-29 (hereinafter referred to as “USM”);

II.         And, on the other side:

2.1.      AMYRIS BRASIL S.A., a company duly organized and existing under the laws of Brazil, with principal place of business at Rua James Clerk Maxwell, n°315, Techno Park, in the City of Campinas, State of São Paulo, registered with CNPJ/MF under No. 09.379.224/0001-20 (hereinafter referred to as “Amyris Brasil”); and

2.2.      AMYRIS BIOTECHNOLOGIES, INC., a company duly organized and existing under the laws of the State of California, United States of America, with principal place of business at 5885 Hollis Street, Suite 100, Emeryville, State of California (hereinafter referred to as “ABI” and, together with Amyris Brasil, “Amyris”);

RECITALS

(1)        WHEREAS, Amyris has developed a proprietary microbial production technology (the “Amyris Technology”) which converts simple sugars derived from various plant sources, including sugar cane, into specific compounds of interest, including renewable performance chemical products (“Amyris Renewable Products”);

(2)        WHEREAS, USM belongs to São Martinho Group, one of the leading sugar and ethanol producers in Brazil;

(3)        WHEREAS, upon the terms and subject to the conditions hereinafter set forth, USM and Amyris have mutually agreed upon the formation of a joint-venture (the “Joint Venture”) to construct and operate the first manufacturing facility site in Brazil for the production of Amyris Renewable Products;

(4)        WHEREAS, to carry out the objectives of the Joint Venture, USM and Amyris Brasil have agreed to form and organize, or cause the formation and organization of, a sociedade anônima under the laws of Brazil (the “Company”), which will be 50% (fifty percent) beneficially owned by each of them; and

(5)        WHEREAS, the Parties wish to regulate certain aspects of the relationship between each other with respect to the Joint Venture and the Company and therefore are entering into this Agreement for the purpose of setting forth the material terms and conditions which shall govern those aspects of their relationship.

NOW, THEREFORE, in consideration for the premises and covenants contained herein, the parties hereof agree with the following terms and conditions:

SECTION 1

DEFINITIONS AND INTERPRETATION

1.1	Interpretation. In this Agreement, except to the extent specifically provided otherwise:

(a)	terms defined in the singular have the same meanings when used in the plural and vice versa;

(b)	words importing any gender include the other gender;

(c)	references to statutes or regulations include all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to;

(d)	references to Sections, Articles, Clauses and Schedules relate to the Sections, Articles, Clauses and Schedules of this Agreement; and

(e)	section headings are for ease of reference only and shall not affect the interpretation of this Agreement.

1.2	Definitions. Capitalized terms used herein shall have the following meanings:

“ABI”	shall have the meaning set forth in the Preamble.
“Affiliates”	shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person.
“Agreement”	shall mean this Joint-Venture Agreement, as amended from time to time.
“Amyris”	shall have the meaning set forth in the Preamble.
“Amyris Brasil”	shall have the meaning set forth in the Preamble.
“Amyris Renewable Products”	shall have the meaning set forth in Whereas Clause (1).
“Amyris Technology”	shall have the meaning set forth in Whereas Clause (1).
“Ancillary Agreements”

shall mean the following agreements·to be executed by the Parties in connection with the Joint Venture: (a) the IP License Agreement to be entered into by and between Amyris Brasil and the Company under the key terms and conditions summarized in “Schedule I” attached hereto (the “IP License Agreement”); (b) the Sugar Cane Syrup Supply Agreement to be entered into by and between USM and the Company under the key terms and conditions summarized in “Schedule II” attached hereto (the “Syrup Supply

Agreement”); (c) the Master Off-Take Agreement to be entered into by and between Amyris Brasil and the Company under the key terms and conditions summarized in “Schedule III” attached hereto (the “Master Off-Take Agreement”)”; (d) the Shared Services Agreement to be entered into by and between USM and the Company under the key terms and conditions summarized in “Schedule IV” attached hereto (the “Shared Services Agreement”), and (e) the Real Estate Rental and Utilities Supply Agreement to be entered into by and among USM and the Company under the key terms and conditions summarized in “Schedule V” attached hereto (the “Rental Agreement”).

“Arbitration Chamber”	shall have the meaning set forth in Section 12.2.
“Arbitration Panel”	shall have the meaning set forth in Section 12.3.
“Arbitration Rules”	shall have the meaning set forth in Section 12.2.
“Business”	shall have the meaning set forth in Section 2.2.
“Business Day”

means any day that is not a Saturday, a Sunday or a day on which commercial banks in the City of São Paulo, State of São Paulo, Brazil, are obliged or authorized by law to remain closed or any day in which such banks are closed as the result of a strike.

“Bylaws”	shall mean the Bylaws (Estatuto Social) of the Company, in the form attached hereto as “Schedule VII”.
“CAPEX”

shall mean, with respect to any Person, for any period, any cash payment that is made during such period by such Person for (or in connection with) the purchase, acquisition, construction, modification or modernization of any tangible property, plant or equipment, the value or cost of which, under applicable generally accepted accounting principles, should be capitalized and appear as a fixed asset on such Person’s balance sheet.

“Company”	shall have the meaning set forth in Whereas Clause (4).
“Control”

shall mean, when used with respect to any Person (“Controlled Person”), (i) the power, held by another Person, alone or together with other Persons bound by a voting or similar agreement (each a “Controlling Person”), to elect, directly or indirectly, the majority of the senior management and to establish and conduct the policies and management of the relevant Controlled Person, whether individually or jointly with Affiliates of the Controlling Person(s); or (ii) the direct or indirect ownership by a Controlling Person and its Affiliates, alone or together with another Controlling Person and its Affiliates, of at least fifty percent (50%) plus one (1) share/quota representing the voting stock of the Controlled Person. Terms derived from Control, such as “Controlled”, “Controlling” and “under common Control” shall have a similar meaning to Control.

“Default Event”	shall have the meaning set forth in Section 9.1.
“Dispute”	shall have the meaning set forth in Section 12.2.
“Fair Market Value”	shall mean the fair market value of the Company’s shares as calculated using the formula set forth in “Schedule VIII” attached hereto.
“First Individual Agreement”

shall mean the first Individual Agreement to be entered·into by and between the Company and Amyris Brasil under the Master Off-Take Agreement, which shall be enforceable and have a term of at least four (4) years, as from its effective date, and a minimum price as set forth in “Schedule IX” attached hereto.

“Force Majeure Event”	shall have the meaning set forth in Section 10.1.
“Individual Agreement”	Shall mean any Individual Agreement to be entered into by and between the Company and Amyris Brasil under the Master Off-Take Agreement.
“IP License Agreement”	shall have the meaning set forth in the definition of “Ancillary Agreements”.
“Initial Equity Contribution”	shall have the meaning set forth in Section 4.6.
“Joint Venture”	shall have the meaning set forth in Whereas Clause (3).
“JV Engineering Designs”

shall mean the project and related engineering plans of the JV Plant to be developed directly or indirectly by Amyris and which shall contain at least the following elements: (i) complete process engineering package; (ii) complete basic project engineering package; and (iii) complete detailed engineering package.

“JV Plant”	shall have the meaning set forth in Section 2.3.1.
“JV Products”

shall mean farnesene used in performance chemicals. In case there is not enough demand for farnesene, the Parties may agree upon producing other products which shall, in this case, be considered “JV Products” as well.

“JV Work Plan”	shall mean the work plan to be developed by the technical teams of the Parties as further described in Section 3.5.
“Key Objectives”	shall have the meaning set forth in Section 2.3.
“Master Off-Take Agreement”	shall have the meaning set forth in the definition of “Ancillary Agreements”.

“Material Adverse Impact”	shall mean any material adverse economic or environmental impact on the business, operations, assets, financial condition, results of operations or liabilities of USM or of the Company.
“OPEX”

shall mean any and all ongoing operating expenditures incurred by the Company, including, without limitation, the cost of human resources, supply of raw materials and utilities, facility expenses such as rent and payment of taxes.

“Parties”	shall mean USM, Amyris Brasil and ABI, jointly.
“Person”

shall mean any natural person or legal entity, joint-stock company, association, Brazilian limited liability company (sociedade limitada), Brazilian joint-stock corporation (sociedade anônima), association, simple company, trust, unincorporated entity, investment fund, governmental or regulatory agency and its subdivisions, or any other incorporated or unincorporated person.

“Phase Cap”	shall have the meaning set forth in Section 4.2.
“Phase 1”	shall have the meaning set forth in Section 3.10.
“Phase 2”	shall have the meaning set forth in Section 3.10.
“USM Cap”	shall have the meaning set forth in Section 4.2.
“SBDC”

means the Brazilian Antitrust Defense System (Sistema Brasileiro de Defesa da Concorrência - SBDC), consisting of CADE, the Secretariat of Economic Law (Secretaria de Direito Econômico - SDE) and the Secretariat of Economic Developments (Secretaria de Acompanhamento Econômico - SEAE) and any successor entity(ies) thereto.

“SBDC Approval”	shall have the meaning set forth in Section 7.2.
“Securities”	shall have the meaning set forth in Section 4.7.
“Shareholders’ Agreement”	shall mean the Shareholders’ Agreement to be entered into by and among USM, Amyris Brasil and the Company, in the form attached hereto as “Schedule VI”.
“Shared Services Agreement”	shall have the meaning set forth in the definition of “Ancillary Agreements”.
“Syrup Supply Agreement”	shall have the meaning set forth in the definition of “Ancillary Agreements”.
“Target Economic Viability”	shall have the meaning set forth in Section 3.16.
“Term”	shall have the meaning set forth in Section 8.1.

“USM”	shall have the meaning provided in the Preamble.
“Usina São Martinho”	shall mean the mill owned and operated by USM in the City of Pradópolis, State of São Paulo.

SECTION 2

PURPOSE; KEY OBJECTIVES

2.1        Purpose of this Agreement.  This Agreement, together with its Schedules, defines the key terms of the relationship, including the rights and obligations, between the Parties relating to the Joint Venture, including the general terms and conditions that shall apply to the Company itself, the business relationship between the Company and the Parties, as well as the Parties’ initial plans in relation to each phase of the Joint Venture.

2.2        Purpose of the Company.  The purpose of the Company is to engage in the activities permitted by the Bylaws in order to implement the business objectives set forth in this Agreement and in the Shareholders’ Agreement, as directed by the Company’s Board of Directors and executed by the Executive Committee (the “Business”).

2.3        Key Objectives of the Business.  The Parties hereby agree that the following activities are the key objectives for the Business and the Joint Venture and that each is critically important to the success of the Business and the Joint Venture (the “Key Objectives”):

2.3.1    The Parties shall use their expertises and funds to build a manufacturing plant (“JV Plant”) capable of starting production of the JV Products in the calendar year of 2012.

2.3.2    USM will supply to the Company the necessary sugar cane syrup, certain utilities and shared services, as further detailed in this Agreement, in the Syrup Supply Agreement, the Shared Services Agreement and in other Ancillary Agreements.

2.3.3    Amyris Brasil will license to the Company, without payment of any royalties, certain intellectual property rights necessary for the production of the JV Products under the terms and conditions of the IP License Agreement.

2.3.4    Amyris Brasil will have exclusive marketing and distribution rights for the JV Products under the terms and conditions of the Master Off-Take Agreement.

SECTION 3

THE JOINT VENTURE

3.1        Incorporation Activities.  On the date hereof, USM and Amyris Brasil shall perform all acts necessary for the incorporation of the Company, including the following:

3.1.1    A general meeting of incorporation shall be held for the incorporation of the Company and shall approve the adoption of the Bylaws in the form attached hereto and the election of the members of the Board of Directors indicated in “Schedule 3.1.1” hereto.

3.1.2    The shareholders shall subscribe and pay in cash for their respective shares, as further described in Section 4.6.1 below.

3.1.3    The Board of Directors shall meet and elect the first members of the Executive Board (Diretoria), as set forth in “Schedule 3.1.3” hereto.

3.1.4    The Shareholders’ Agreement shall be entered into by the parties thereto and filed with the Company.

3.2        Necessary Actions.    The Parties hereby undertake to execute and deliver all other instruments and documents, as well as to carry out all other necessary actions that may be required, to grant full effectiveness to all necessary acts for the incorporation of the Company. Following the incorporation of the Company, the Parties shall, and shall cause the Company to, perform all acts reasonably deemed necessary for the achievement of the Key Objectives.

3.3        Location.  The JV Plant will be located in the same site of Usina São Martinho. The plot of land on which the JV Plant will be built shall be owned by USM or any of its Affiliates and leased to the Company at arms’ length terms and conditions, as contemplated in the Rental Agreement.

3.4        JV Engineering Designs.

3.4.1    Amyris shall bear all responsibility for, and all costs related to, the preparation of the JV Engineering Designs and Amyris shall own all right, title and interest in and to the JV Engineering Designs. USM hereby undertakes to use its best efforts to help and support Amyris with reasonable information necessary for the development of the JV Engineering Designs.

3.4.2    Amyris shall submit the JV Engineering Designs for review and approval by the Executive Committee. Once the Executive Committee has approved the JV Engineering Designs, the JV Engineering Designs shall be submitted to the Company’s Board of Directors for approval by no later than December 31, 2010, pursuant to Section 3.9 and 3.9.1 below. Any costs related to changes suggested by the Board of Directors shall also be borne by Amyris. Once such Engineering Designs have been so approved by the Executive Committee and the Board of Directors, they shall be incorporated in the JV Work Plan as described in Section 3.5 below.

3.5        JV Work Plan.

3.5.1    The technical teams of both Parties shall develop the JV Work Plan which shall be based upon and incorporate the JV Engineering Designs and set forth the timeline, budget, list of equipment and corresponding price and delivery schedule, and construction schedule necessary to implement the JV Engineering Designs. The JV Work Plan shall be reviewed and approved by the Executive Committee and then submitted to the Company’s Board of Directors’ approval by no later than December 31, 2010, pursuant to Section 3.9 and 3.9.1 below.

3.5.2    Once the JV Work Plan has been approved by the Board of Directors, it shall be incorporated into the annual business plan and budget and thereafter be subject to the provisions of the Shareholders’ Agreement applicable to the annual business plan and budget.

3.6        Licenses and Permits.  The Parties and the Company shall work together to duly obtain all required licenses and permits necessary for the construction and operation of the JV Plant. The Parties acknowledge and agree that the obtaining of the installation license (Licença Prévia de Instalação) by no later than December 31, 2010 is a condition precedent for resolution of the Company’s Board of Directors regarding the beginning of the construction work for the JV Plant, as provided in Section 3.9 and 3.9.1, while the obtaining of the operation license (Licença de Operação) is a condition precedent for the beginning of the actual operations of the JV Plant. USM hereby agrees to use its best efforts to provide the Company with all necessary assistance in connection with the licensing and granting of permits on behalf of the Company and the JV Plant as promptly as possible.

3.7        Power Supply.    The Company’s Executive Committee shall work together with the Parties to duly obtain by no later than December 31, 2010 the approval of the electricity company securing the power supply necessary for the JV Plant to operate.

3.8        Tax Structure.    The Company’s Executive Committee shall work together with the Parties to develop by no later than December 31, 2010 a tax structure which maximizes the tax benefits for the Company. Such tax structure shall be recommended by the Executive Committee to the Board of Directors for final approval, pursuant to Section 3.9 and 3.9.1 below.

3.9        Condition Precedent for Construction of the JV Plant.  The actual construction works of the JV Plant shall only commence after it has been approved by the Company’s Board of Directors. As a consequence, the Board of Directors’ resolution approving the actual construction works of the JV Plant shall be considered a condition precedent. The Company’s Board of Directors shall issue a resolution about this matter (approving or not the construction of the JV Plant) as soon as practically possible after the documents and information described in Section 3.9.1 below are delivered to it, but in no event later than March 31, 2011.

3.9.1    The Board of Directors shall receive the following set of documents/information from the Executive Committee at the earliest possible time but in no event later than December 31, 2010, to make a decision about the construction of the JV Plant: (i) confirmation that the legally required permits and licenses to construct the JV Plant were granted by the relevant authorities; (ii) confirmation that the electricity company securing the power supply has been obtained; (iii) the JV Engineering Designs approved by the Executive Committee for its final approval; (iv) the JV Work Plan approved by the Executive Committee for its final approval; (v) recommendation by Executive Committee regarding the optimal tax structure for the Joint Venture for its final approval; and (vi) confirmation that the relevant parties have executed the Syrup Supply Agreement, the First Individual Agreement and the Master Off-Take Agreement. All these documents/information shall be delivered to the Board of Directors of the Company in one single set of documents.

3.9.2    In the event that the complete set of documents described above is not submitted by December 31, 2010 for approval by the Board of Directors, or (ii) the Company’s Board of Directors, based on the analysis of such documents, does not approve, by no later than March 31, 2011, the beginning of the construction of the JV Plant, either party shall have the right to terminate the Joint Venture, in which case, (a) all the Ancillary Agreements and the Shareholders’ Agreement shall be terminated without penalty; (b) Amyris Brasil shall buy USM’s equity for its corresponding acquisition cost; and (c) Amyris Brasil shall transfer the Company’s assets (if any) and headquarters to other location within one hundred and eighty (180) days from the relevant event referred to in items (i) or (ii) above (in case there is no asset to be transferred, the Company’s headquarters shall be transferred by Amyris Brasil to other location within thirty (30) days from the event).

3.10      Construction Phases.  The timeline for the construction and increase of the capacity of the JV Plant shall comprise two (2) phases: (i) at “Phase 1” the JV Plant shall reach a capacity of producing the JV Products from sugar cane syrup obtained from crushing of 1,000,000 (one million) ton of sugar cane per year; and (ii) at “Phase 2” the JV Plant shall reach a capacity of producing the JV Products from sugar cane syrup obtained from crushing of 2,000,000 (two million) tons of sugar cane per year.

3.11      Authorized CAPEX Investments.  The Parties hereby agree that all CAPEX investments necessary to complete the construction of the JV Plant shall always be consistent with the JV Work Plan, as such JV Work Plan is then incorporated into the business plan and budget, subject to the provisions of the Shareholders’ Agreement applicable to the Company’s annual business plan and budget.

3.12      Special Rights of the Company.  The Company shall be the owner of the first plant in Brazil specifically built to produce the JV Products, subject to the terms and conditions provided in this Agreement and its Schedules. In any event, Amyris Brasil and ABI shall be allowed to contract the manufacturing of JV Products in Brazil with third parties under specific toll manufacturing arrangements using existing manufacturing capacity, provided that, once the JV Plant becomes operational, Amyris Brasil shall have [*] as from the beginning of operation of the JV Plant to terminate all such toll manufacturing arrangements with third parties.

3.13      Beginning of Operation of the Plant.  The Parties agree that it is their intent to have the Company operational and able to produce JV Products in the calendar year of 2012. However, in case this goal cannot be met and by December 31, 2013 the Company is still not operational and producing JV Products, USM shall have the right to request the termination of the Joint Venture, and, in this case, as the sole remedy for such delay, (i) all Ancillary Agreements and the Shareholders’ Agreement shall be terminated without penalty; (ii) Amyris Brasil shall buy USM’s equity for its corresponding acquisition cost; and (iii) Amyris Brasil shall transfer the Company’s assets and headquarter to other location within one hundred and eighty (180) days from the event (in case there is no asset to be transferred, the Company’s headquarters shall be transferred by Amyris Brasil to other location within thirty (30) days from the event).

3.14      USM Input Obligations.  USM shall, directly or through its Affiliates, provide certain inputs to the Joint Venture, including, but not limited to: (i) the plot of land where the JV Plant

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

will be located, (ii) water and steam during the crop season; (iii) electricity (in case of 12 electricity, only if USM so chooses and is legally and contractually allowed to do so and if the Joint Venture also so chooses), (iv) treatment of effluents during the crop season, and (v) certain administrative services in relation to the operation of the Company. Any inputs delivered or services shall be subject to specific contracts, including the Shared Services Agreement. The supply of water and steam and the rendering of services related to the treatment of effluents and administrative services shall be made on a cost basis. The supply of electricity, in case it is made by USM, shall be made at market terms. All such agreements shall be drafted and negotiated as soon as practicably possible.

3.15      Ancillary Agreements.

3.15.1  The Parties agree that the Syrup Supply Agreement, the First Individual Agreement and the Master Off-Take Agreement shall be executed simultaneously. The Parties further agree as follows: (a) these agreements must be executed prior to [*], and (b) the actual effectiveness and the valid term of each such agreements will only start as from the date of the beginning of industrial production of the JV Plant.

3.15.2  Amyris Brasil shall be obligated to enter into the IP License Agreement with the Company no later than [*] prior to the date the Company commences commercial operations.

3.15.3  In case the exercise of a put option or a call option under the terms of the Shareholders’ Agreement results in the acquisition by USM of all outstanding shares of the Company, the Master Off-Take Agreement, the IP License Agreement and any ongoing Individual Agreement then in force shall remain in full force and effect until expiration of their corresponding terms, subject to any specific price adjustment mechanism provided for in any Ancillary Agreements. Notwithstanding the above, (i) in case of exercise of a Change of Control Put Option or a Change of Control Call Option (as defined in the Shareholders’ Agreement), USM shall have the right to early terminate all-and not less than all-of such agreements without any penalty upon the expiration of any ongoing Individual Agreement then in force; and (ii) in case of exercise of an Insolvency Call Option by USM (as defined in the Shareholders’ Agreement), USM shall have the right to early terminate one, more than one or all of such agreements without any penalty upon the expiration of any ongoing Individual Agreement then in force, provided that if the IP License Agreement is not requested by USM to be terminated, its continuity shall be subject to the specific price adjustment mechanism provided for in the IP License Agreement.

3.15.4  In case the exercise of a call option under the terms of the Shareholders’ Agreement or this Agreement results in the acquisition by Amyris of all outstanding shares of the Company, all Ancillary Agreements shall remain in place, to the extent permitted by the law, without any change to their terms, subject to any specific price adjustment mechanism provided for in any Ancillary Agreements. Notwithstanding the above, Amyris shall have the right to early terminate all - and not less then all - such agreements without any penalty upon the expiration of any ongoing Individual Agreement then in force.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.16        Financial Targets.

3.16.1    As provided in the Master Off-Take Agreement and in the First Individual Agreement, for the first [*] of commercial production (commencing on the start-up of the operation of the JV Plant), Amyris Brasil shall guarantee the Company that the [*] paid to the Company in consideration for the off-take of Amyris Renewable Products shall be at least the amount determined according to the formula attached in “Schedule IX” hereto (“Target Economic Viability”), without prejudice of the right of the Company to receive a greater price pursuant to the terms and conditions set forth in the Master Off-Take Agreement.

3.16.2    After the Company is able to operate on or over Target Economic Viability for a period of [*], the sales price of the JV Products [*], subject to the terms and conditions set forth in “Schedule III” hereto.

3.17        Interim budget.  The Company’s Executive Committee shall work together with the Parties to develop, within the next 30 (thirty) days, the first Company’s budget, which shall refer exclusively to the period between the Company’s incorporation date and the date when the JV Plant would start to be built, as provided by Section 3.9. This interim budget shall be submitted for the approval of the Board of Directors as soon as practically possible after the approval of the Executive Committee, but in any case within 45 (forty-five) days from the date hereof. The approved interim budget will be superseded by the budget that shall be prepared and approved for the construction of the JV Plant, subject to the provisions of the Shareholders’ Agreement applicable to the Company’s budget.

SECTION 4

FUNDING OF THE JOINT VENTURE

4.1        Intentions.  Subject to the provisions of Section 4.2 below, the Parties mutually express their intention that the Joint Venture be equally funded by both shareholders during the entire term of the Joint Venture.

4.2        USM Cap.  Notwithstanding the foregoing, in relation to the capital increases that must be subscribed and paid in by the shareholders to finance the CAPEX investments related to Phase 1 and Phase 2, it is hereby agreed that USM’s aggregate equity investment 14 directed to finance such CAPEX investments shall be limited to R$ 61.770.000,00 (sixty-one million, seven hundred and seventy thousand reais) (the “USM Cap”). For each of Phase 1 and Phase 2, USM’s obligation to make equity contributions to the Company will be limited to R$ 30.885.000,00 (thirty million, eight hundred eighty-five thousand reais) (“Phase Cap”). Notwithstanding the foregoing, in case the Phase Cap is exceeded in Phase 1 and not reached in Phase 2, USM shall make an additional contribution at the end of Phase 2 in the amount corresponding to fifty percent (50%) of the actual costs of Phase 1 that exceeds the Phase Cap for Phase 1, provided that, in any case, this additional contribution shall be subject to USM Cap which will apply to the total amount of CAPEX contributions made by USM in relation to Phase 1 and Phase 2 and, provided, further, that Phase 2 is implemented by the Company.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2.1    For the avoidance of doubt, the Parties agree that the USM Cap shall not accrue interest or monetary restatement.

4.3         CAPEX Overages.  In the event the CAPEX requirements related to Phase 1 and Phase 2 would be in excess of R$ 123.540.000,00 (one hundred and twenty-three million, five hundred and forty thousand reais), the amount of the difference shall be exclusively financed by equity contributions to be made by Amyris Brasil, provided that any such capital increases shall not cause any dilution to USM. For purpose of clarification USM and Amyris Brasil shall always have the same number of shares, notwithstanding the amounts invested by them in the Company.

4.4         Exclusions from Cap.  The USM Cap shall not apply to financing required for the OPEX needs of the Company, which will always be funded pro-rata to the equity interest held by each shareholder in the Company, in the form to be mutually agreed by them. USM’s obligation to fund any and all OPEX-including those incurred since the incorporation date of the Company-will be conditioned upon USM’s obligation to fund the CAPEX needs related to Phase 1, as contemplated in Section 4.8. Moreover, the USM Cap shall not apply after the completion of Phase 2-i.e., once the JV Plant reaches the capacity to produce JV Products from sugar cane syrup obtained from crushing of 2,000,000 (two million) tons of sugar cane.

4.5         Material Adverse Impact.  The investments to be made by the Parties in the Company and the existence of the Joint Venture itself are based on the assumption that the JV Plant will not cause a Material Adverse Impact on Usina São Martinho or on the Company itself. In case the Parties mutually agree (or a reputable independent consultant determines on reasonable grounds) that the construction or the operation of the JV Plant will cause or has caused, as the case may be, a Material Adverse Impact on Usina São Martinho or on the Company, the Joint Venture shall be terminated, in which case (1) if USM has not funded the CAPEX needs related to Phase 1: (i) USM shall be released from its obligation to fund such CAPEX; (ii) Amyris Brasil shall buy USM’s equity for its corresponding acquisition cost; and (iii) Amyris Brasil shall transfer the assets and the Company’s headquarter to other location within one hundred and eighty (180) days of the event (in case there is no asset to be transferred, the Company’s headquarters shall be transferred by Amyris Brasil to other location within thirty (30) days from the event); and (2) if USM has funded the CAPEX needs related to Phase 1: (i) Amyris Brasil shall buy all Company’s assets for the corresponding Fair Market Value and shall transfer them to other location within one hundred and eighty (180) days of the event; and (ii) the Company shall be liquidated by its shareholders.

4.6         Initial Equity Contributions.  The initial equity contribution that both USM and Amyris Brasil shall make to the Company upon its incorporation (the “Initial Equity Contribution”) shall be in the amount of R$ 100.000,00 (one hundred thousand reais), provided that the Company shall also have an authorized capital stock of R$ 61.770.000,00 (sixty-one million, seven hundred and seventy thousand reais), as contemplated by the Bylaws.

4.6.1    Each of USM and Amyris shall subscribe for fifty percent (50%) of the Initial Equity Contribution, in immediately available funds.

4.6.2    Immediately following the incorporation of the Company, the ownership of the Company will be as follows:

Shareholder	Number of Common Shares	Ownership Percentage
Amyris	49.998	50%
USM	49.998	50%
Members of the Board of Directors	4	-0-

4.7         Issuance of Securities to Fund Phase 1.  The Parties hereby agree that, in addition to the Initial Equity Contribution, Phase 1 shall be initially funded exclusively by Amyris Brasil by means of acquisition of warrants (bônus de subscrição) or other securities or debt convertible into equity securities issued by the Company or any other form of advance for a future equity contribution (“Securities”). For sake of clarification, the Parties acknowledge that such funding shall only occur after the relevant Board of Directors’ approval.

4.8         USM Funding Obligation.  Within one (1) year after the date when the Company starts to operate according to the terms of the First Individual Agreement and provided that Amyris Brasil is not in breach of any of its obligations under the First Individual Agreement, Amyris Brasil must convert all-and not less than all-of the Securities into newly issued shares of the Company and, Simultaneously with such conversion, USM will be obliged to purchase from Amyris Brasil 50% (fifty percent) of such newly issued shares. The purchase price of such Shares shall be equivalent to 50% (fifty percent) of the amount paid or contributed by Amyris Brasil to acquire the Phase 1 Securities, limited to the Phase Cap. Alternatively, if the initial funding is fully or partially provided by Amyris Brasil as loan, USM may subscribe for new shares, in which case the proceeds thereof will be used to repay the corresponding part of such debt (always limited to the Phase Cap). The final structure of any such contribution shall be mutually agreed by the Parties before the first contribution is made by Amyris Brasil following the incorporation of the Company.

4.8.1    At all times, including after the events referred to above, each of the shareholders shall hold exactly fifty percent (50%) of the Company’s capital stock. After USM complies with its funding obligations of Phase 1, none of the Securities shall remain outstanding. The Parties may mutually agree upon a different form to achieve this same result.

4.8.2    USM and Amyris shall have the right to pay the Company’s capital stock through the contribution of equipment or immediately available funds, provided that any equipment to be contributed to the Company must be part of the JV Work Plan (including its cost and delivery date) approved by the Board of Directors.

    4.8.2.1    Amyris Brasil shall not be entitled to deliver or request the delivery to Usina São Martinho’s site or to the Company’s site of any equipment which it intends to contribute to the Company as per Section 4.8.2, unless such equipment is included in the JV Work Plan approved by the Board of Directors.

4.8.3    USM will only be entitled to receive dividends or interest on net equity from the Company after it has complied with its obligations under Section 4.8. Before such date, any payments that are due by the Company to USM on account of dividends or interest on net equity must be held by the Company or deposited in a special restricted bank account for future distribution to USM. In case of termination of the Joint Venture prior to the actual payment of such amounts to USM, such amounts should be paid to USM and the consideration that Amyris Brasil shall pay to USM under the terms of this Agreement shall be reduced by such amounts.

4.8.4    USM shall have the right (but not the obligation) to make its Phase 1 CAPEX contributions prior to the deadline set forth above and, in connection therewith, to request the conversion by Amyris Brasil of the Securities into newly issued shares of the Company and the sale of 50% (fifty percent) of such shares to USM, or the implementation of any other form agreed by Parties, before the first anniversary of the effectiveness of the First Individual Agreement, after which time USM shall be obligated to fund any remaining portion of Phase 1 CAPEX (if any) up to the Phase Cap limit.

4.9         Approval of Phase 2.    After the first anniversary of the effective date of the First Individual Agreement, the Parties will be obliged to authorize and/or cause its representatives at the Board of Directors to authorize the Phase 2 CAPEX investments, unless (a) the Parties mutually agree that the incremental additional production capacity is not technically and/or economically viable (i.e., if the off-take agreements or purchase orders that may be executed with third parties do not provide for a minimum price to be mutually agreed by the Parties); or (b) should the implementation of Phase 2 implies in an actual risk of causing a Material Adverse Impact on Usina São Martinho or the Company (as determined by an independent reputable consultant on reasonable grounds).

4.10       Subsequent Capital Contributions for Phase 2. Both shareholders shall equally fund the investments necessary to implement Phase 2 by means of capital contributions, provided that USM’s obligation to fund Phase 2 shall be limited to the Phase Cap.

4.10.1  After USM and Amyris Brasil have fulfilled with their obligation referred to in Section 4.10, Amyris Brasil shall be required to fund all additional CAPEX investments necessary for the JV Plant to reach a capacity of producing the JV Products from sugar cane syrup obtained from crushing of 2,000,000 (two million) tons of sugar cane. The eventual additional funding to be provided by Amyris Brasil under this Section 4.10.1 shall not cause any dilution of USM’s ownership interest in the Company. For purpose of clarification USM and Amyris Brasil shall always have the same number of shares, notwithstanding the amounts invested by them in the Company.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF USM

USM hereby represents and warrants to Amyris that all the statements contained in this Section are true and correct, in all relevant aspects, on the date hereof.

5.1        Organization and Good Standing.  USM is a closely held joint stock company (sociedade por ações fechada) duly organized and validly existing under the laws of Brazil and has the corporate power to own its assets and carry on its business as now being conducted.

5.2        Power and Authority.  USM has full power and authority to enter into this Agreement and all Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions and comply with the obligations contemplated herein and therein. There is no legal or contractual impediment for the consummation of the acts provided for hereunder or under the Ancillary Agreements. The execution and delivery of this Agreement and the Shareholders’ Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of USM. The individuals that are representing USM in the execution of this Agreement and the Shareholders’ Agreement are duly empowered to do so.

5.3        Binding Effect.    This Agreement constitutes, and upon their execution all other documents in connection herewith (including the Ancillary Agreements) shall constitute, legal, valid and binding obligations of USM, enforceable in accordance with its/their terms.

5.4        No Violation, Consents.    Neither the execution of this Agreement, or all other related documents in connection herewith (including the Ancillary Agreements), nor the performance by USM of its obligations hereunder and thereunder will: (a) violate or otherwise constitute a default under any material contract, commitment or other obligation to or by which USM is bound; (b) violate or conflict with any law, rule, judicial, arbitral or administrative decision or order to which USM is subject; (c) violate or conflict with any rights of third parties; (d) violate or conflict with any applicable law; or (e) require any consent, approval or authorization of, notice to, or registration with any person, entity, court or governmental authority, except in relation to SBDC Approval.

5.5        Financial Condition.  On the date hereof, USM has the financial strength and resources to enter into this Agreement and to consummate the transactions contemplated herein, under the terms and conditions provided for in this Agreement.

5.6        This Agreement contains all representations and warranties made by USM to Amyris in relation to this Agreement. USM makes no additional representations and warranties, either express or implied, with regard to this Agreement or the operations contemplated by this Agreement.

SECTION 6

SECTION 6 REPRESENTATIONS AND WARRANTIES OF AMYRIS

Amyris Brasil and ABI hereby jointly represent and warrant to USM that all the statements contained in this Section are true and correct, in all relevant aspects, on the date hereof:

6.1        Organization and Good Standing.  Amyris Brasil is an Affiliate of ABI and is a joint stock company (sociedade por ações) duly organized and validly existing under the laws of Brazil and has the corporate power to own its assets and carry on its business as now being conducted. ABI is a company duly organized and validly existing under the laws of the State of California, United States of America, and has the corporate power to own its assets and carry on its business as now being conducted.

6.2        Power and Authority of Amyris.  Each of Amyris Brasil and ABI has full power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions and comply with the obligations contemplated herein and therein. There is no legal or contractual impediment for the consummation of the acts provided for hereunder or under the Ancillary Agreements. The execution and delivery of this Agreement and the Shareholders’ Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of Amyris Brasil and ABI. The individuals that are representing each of Amyris Brasil and ABI in the execution of this Agreement and/or the Shareholders’ Agreement are duly empowered to do so.

6.3        Binding Effect.    This Agreement constitutes, and upon their execution all other documents in connection herewith (including the Ancillary Agreements to which they are a party) shall constitute, legal, valid and binding obligations of Amyris Brasil and ABI, enforceable in accordance with its/their terms.

6.4        No Violation, Consents.  Neither the execution of this Agreement or all other related documents in connection herewith (including the Ancillary Agreements to which they are a party), nor the performance by Amyris Brasil or ABI of their obligations hereunder and thereunder will: (a) violate or otherwise constitute a default under any material contract, commitment or other obligation to or by which Amyris Brasil or ABI is bound; (b) violate or conflict with any law, rule, judicial, arbitral or administrative decision or order to which Amyris Brasil or ABI is subject; (c) violate or conflict with any rights of third parties; (d) violate or conflict with any applicable law; or (e) require any consent, approval or authorization of, notice to, or registration with any person, entity, court or governmental authority, except in relation to SBDC Approval.

6.5        Financial Condition.  On the date hereof, Amyris Brasil has the financial strength and resources to enter into this Agreement and to consummate the transactions contemplated herein, under the terms and conditions provided for in this Agreement.

6.6        This Agreement contains all representations and warranties made by Amyris Brasil and ABI to USM in relation to this Agreement. Amyris Brasil and ABI make no additional representations and warranties, either express or implied, with regard to this Agreement or the operations contemplated by this Agreement.

SECTION 7

OTHER OBLIGATIONS

7.1        Additional USM Plant.  Amyris shall grant USM the right to implement the Amyris Technology at a second industrial facility for the production of Amyris Renewable Products from sugar cane syrup obtained from crushing of up to 2,000,000 (two million tons) of sugar cane per year. USM shall inform Amyris about its decision to build such second production facility by no later than December 31, 2015, provided that such facility must be operational by no later than April 1, 2016, provided, further, that in case of any reasonable delay in the beginning of the operation of the JV Plant, this term shall be extended accordingly. Such facility would be built entirely at USM’s expense. Amyris would retain exclusive distribution rights over the Amyris Renewable Products produced at this facility upon economic term not less favorable than the best terms that Amyris has in place with third parties at that time production commences, to be calculated in accordance with “Schedule 7.1” attached hereto.

7.2        SBDC Approval.  The Parties shall duly and timely notify the transactions contemplated in this Agreement to SBDC, for the purpose of obtaining its approval (“SBDC Approval”). Amyris and USM undertake to promptly provide all information required by the local competition law in connection with the notification referred to herein and therefore will become jointly liable for any failure in doing so. The costs and risks concerning this filing (including the notification fee due to SBDC) will be equally shared among the Parties hereto, i.e. fifty percent (50%) by Amyris and fifty percent (50%) by USM, except for any attorney or consultants fees which USM or Amyris may hire individually to aide it in the notification or monitoring of the notification process. The Parties shall endeavor to use their best efforts to comply with any determinations of SBDC with regard to or arising from the notification to SBDC of the transactions contemplated herein, as well as to mitigate any loss of the Parties resulting from the compliance with such eventual determinations of SBDC. In any circumstances, the closing of the transactions contemplated herein shall not be conditioned upon SBDC Approval.

7.3        Expenses.  Except as expressly and specifically provided for otherwise in this Agreement, all costs and expenses, including fees for attorneys, accountants, financial consultants, and auditors, incurred with respect to this Agreement, or the operations contemplated herein, will be paid by the Party incurring such costs and expenses.

7.4        Disclosure.  The Parties agree that any announcement made to the media, communication to the public, or any other means of disclosure by any of the Parties of any of the terms and conditions provided for in this Agreement or in the Ancillary Agreements may only be made upon the prior, written approval of the Parties, which shall not be denied without reasonable justification, except if said disclosure is required in accordance with applicable law, including but not limited to capital markets rules or accounting rules, in which event the Party subject to the disclosure obligation must employ its best efforts to coordinate said disclosure with the other Party.

7.5        Confidentiality.  Except for the official announcement to the market of the transaction contemplated hereby, the terms of this Agreement shall be deemed confidential. Any information, document or other data of the Parties shall also be deemed confidential and shall be subject to the Acordo de Confidencialidade executed between the Parties on September 8, 2009, provided that the Parties may disclose the terms of this Agreement to actual or prospective investors, underwriters, or acquirers of any of the Parties and/or their Affiliates, provided that such third parties are bound by an enforceable confidential agreement obliging them to keep the terms of this Agreement confidential, as well as to file all necessary documents regarding this transaction, including the Agreement, with US and Brazilian Securities Exchange Commission (SEC/CVM).

SECTION 8

TERM

8.1         Term.    The Joint Venture and this Agreement shall enter into full force and effect upon its execution and shall expire on the sooner of (i) twenty (20) years from the date hereof; (ii) termination of the Joint Venture by mutual consent or as a result of enforcement of any provision hereto; or (iii) if the Company posts operating losses in two (2) consecutive years (such period of time when the Agreement is in force, the “Term”).

8.1.1    Renewal.    After the expiration of the 20-year term, this Agreement may be renewed, by mutual consent of the Parties. For this purpose, the Parties agree to meet no later than twelve (12) months before the expiration of the 20-year term in order to decide whether or not to renew this Agreement.

    8.1.1.1    If the Parties fail to mutually agree to renew this Agreement upon the expiration of the twenty (20)-year term pursuant to Section 8.1.1, above, then the Joint Venture shall be terminated and the Company shall be dissolved and liquidated in accordance with the provisions of its Bylaws, subject to the provisions of Section 8.3. below.

8.2         Survival.    The obligations related to disclosure and confidentiality provided for in Sections 7.4 and 7.5 shall survive the termination of this Agreement.

8.3         Liquidation of the Company.    In case the Company is liquidated for any reason whatsoever, the Company’s remaining assets shall be liquidated, the proceeds shall be paid to the Company and the Parties then shall be entitled to reimbursement proportionately to the investments (whether equity, equipments or securities, without regard to the share of capital stock held by each Party) made until that moment by each Party.

SECTION 9

DEFAULT

9.1         Default Events.  Each of the following actions shall be considered an event of default (“Default Event”):

(i)        breach by Amyris Brasil of its obligations to enter into and fully comply with the Master Off-Take Agreement (under the exact conditions summarized in “Schedule III” attached hereto, unless otherwise agreed by the Parties), the IP License Agreement (under the exact conditions summarized in “Schedule I” attached hereto, unless agreed otherwise by the Parties) or any Individual Agreement. For purpose of clarification, a breach by Amyris Brasil under any Individual Agreement shall be considered a breach under the Master Off-Take Agreement; or

(ii)      breach by USM of its obligation to enter into and fully comply with the Syrup Supply Agreement (under the exact conditions summarized in “Schedule II” attached hereto, unless otherwise agreed by the Parties).

9.2        In case of any Default Event that is not cured within thirty (30) days as from the receipt of a default notice to be sent by the non defaulting party to the defaulting party, the non defaulting party shall have the right, but not the obligation, to (i) early terminate the related agreement; or (ii) seek specific performance. All decisions related to consequences in case of a Default Event to be taken by the Company shall be decided by the non defaulting party members of the Board of Directors of the Company exclusively (and the defaulting party members of the Board of Directors shall refrain from voting), as contemplated by the Shareholders’ Agreement. In addition to the right of the non defaulting party to early terminate or to seek specific performance, the non defaulting party shall also be entitled to a [*].

9.2.1              For purpose of clarification the non defaulting party may suspend its obligation under the Master Offtake Agreement, the Individual Agreement or the Syrup Supply Agreement, as the case may be, during the 30-days cure period.

9.2.2              If the Default Event is caused by Amyris Brasil and the Company opts to terminate the related agreement, in addition to such early termination, losses and damages, USM shall have the right to terminate the Joint Venture and, in this case, (i) Amyris Brasil shall acquire the Company’s assets for its corresponding Fair Market Value and transfer such assets to other location, within one hundred and eighty (180) days of the event and (ii) the Company shall be liquidated in accordance with the provisions of its Bylaws, subject to the provisions of Section 8.3. above.

9.2.3              If the Default Event is caused by USM and the Company opts to terminate the related agreement, in addition to such early termination, losses and damages, Amyris shall have the right to terminate the Joint Venture and, in this case, (i) Amyris Brasil shall be entitled to acquire the Company’s assets for its corresponding Fair Market Value (and, in this case, Amyris Brasil shall transfer such assets to other location within one hundred and eighty (180) days of the event) and (ii) the Company shall be liquidated in accordance with the provisions of its Bylaws, subject to the provisions of Section 8.3 above.

SECTION 10

FORCE MAJEURE

10.1      Neither of the Parties shall be liable to the other Party for any loss suffered or incurred by such other Party as a result of any events which the Parties could not reasonably have foreseen or controlled on the date hereof by reason of the unavoidable, unforeseeable and uncontrollable nature of such events, including, but not limited to: (i) any decree, ruling, decision or instruction, judgment or order issued by any authority, whether enacted or otherwise promulgated, (ii) riots, insurrections or civil or foreign wars, acts of terrorism, sabotage, accident, embargo, strike, short or reduced supply of fuel or raw material (to the extent such supply failure or shortage is beyond the Party’s control) or transportation embargo, (iii) fire, explosion, perils of the sea, food, drought, earthquake or other natural calamity, (iv) plague, pandemic or other health emergency that causes widespread business disruption, or (v) any other circumstances beyond the control of the Parties or the affected Party (any such event, a “Force Majeure Event”), and failure or delay by any Party in performing any of its obligations under this Agreement due to a Force Majeure Event shall not be considered as a breach of this Agreement or any Ancillary Agreement; provided, however, that the Party suffering such Force Majeure

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Event shall notify the other Party in writing promptly after the occurrence of such Force Majeure Event and shall, to the extent reasonable and lawful, use its best efforts to remove or remedy the Force Majeure Event.

10.2      The Parties agree that in case any Force Majeure Event cannot be removed or remedied within six (06) months of the event, the other Party shall have the right to terminate the Joint Venture and to cause the liquidation the Company.

SECTION 11

MISCELLANEOUS

11.1      Post-Closing Cooperation and Support.    In case at any time after the date hereof any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each Party shall take, or cause its proper officers, directors or representatives to take, all such necessary, proper or advisable actions.

11.2      Notices.    All notices, requests, claims or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, registered mail, recognized commercial courier or sent by facsimile transmission (in this case, with written confirmation of receipt). Any such notice shall be deemed as given when so delivered to the following addresses (or such other addresses and numbers as a Party may designate by written notice to the other Parties):

If to São Martinho or USM to:

USINA SÃO MARTINHO SA

[*]

[*]

Attn.: [*]

Phone: [*]

E-mail: [*]

If to Amyris Brasil:

AMYRIS BRASIL S.A.

[*]

Attn.: [*]

Phone: [*]

E-mail: [*]

If to ABI:

AMYRIS BIOTECHNOLOGIES, INC.

5885 HOLLIS STREET, SUITE 100, EMERYVILLE

CALIFORNIA- UNITED STATES OF AMERICA

Attn.: [*]

Phone: [*]

Fax: [*]

E-mail: [*]

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

With a copy to:

AMYRIS BIOTECHNOLOGIES, INC.

5885 HOLLIS STREET, SUITE 100, EMERYVILLE

CALIFORNIA - UNITED STATES OF AMERICA

Attn.: [*]

Phone: [*]

Fax: [*]

E-mail: [*]

11.3      Entire Agreement.  This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the Parties hereto and supersedes all prior or contemporaneous oral or written agreements, communications, proposals and representations with respect to its subject matter and prevails over any conflicting or additional terms of any quote, order, acknowledgement or similar any prior understanding among the Parties during the term of this Agreement. No modification or amendment to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

11.4      Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties will in good faith negotiate and endeavor its best effort to replace an invalid or unenforceable provision by an equivalent valid and enforceable provision.

11.5      Waivers.  No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon any party hereto unless confirmed in writing. No waiver by any party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

11.6      Assignment.  The respective rights and obligations of the Parties under this Agreement may not be assigned without the prior written consent of the other Parties. The consent of the other Parties shall not be unreasonably withheld. In case of an assignment to an Affiliate, such consent shall not be withheld in any circumstance if the assigning party remains liable for the obligations of the assignee under this Agreement or guarantees the fulfillment of such obligations.

11.7      Schedules.  All the Schedules mentioned in this Agreement are an inherent part of this Agreement.

SECTION 12

GOVERNING LAW AND CONFLICT RESOLUTION

12.1      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.2      Arbitration.  Except for disputes regarding obligations that admit, forthwith, judicial execution, the Parties undertake to endeavor best efforts to amicably resolve by mutual negotiation any disputes arising from or related to this Agreement and/or its Exhibits/Schedules and/or related thereto, including but not limited to any issues relating to the existence, validity, effectiveness, termination or contractual performance (“Dispute”). In case such mutual agreement is not reached, any Dispute will be referred to and exclusively and finally settled by binding arbitration according to the rules (“Arbitration Rules”) of the Arbitration and Mediation Center of the Brazil-Canada Chamber of Commerce (“Arbitration Chamber”), which rules are deemed to be incorporated by reference to this Agreement, except as such Arbitration Rules may be modified herein or by mutual agreement by the Parties.

12.3      Arbitral Tribunal.  The arbitration will be settled before a panel of three arbitrators. One arbitrator and relevant alternate will be appointed by USM, another arbitrator and relevant alternate will be appointed by Amyris. Should any Party fail to appoint its arbitrator and/or its alternate within fifteen (15) days from the date of receipt of the notice of service from the Arbitration Chamber, the president of the Arbitration Chamber will appoint such arbitrator and relevant alternate within the following fifteen (15) days. The third arbitrator will be appointed jointly by such two arbitrators within thirty (30) days of the latest appointment; such third arbitrator will act as the president of the arbitration panel (“Arbitration Panel”). In the event the arbitrators fail to reach, within the 30-day period mentioned above, a mutual understanding over the appointment of the president of the Arbitration Panel, the president of the Arbitration Panel will be appointed according to the rules of the Arbitration Chamber.

12.4      Restraints.  In no event will any member of the Arbitration Panel be a current or former employee, agent, officer or director of any Party or any of their respective Affiliates.

12.5      Place of Arbitration.  The seat of the arbitration shall be the City of São Paulo, State of São Paulo, Brazil, where the arbitration award will be rendered. Any acts may be practiced by the Parties, witnesses, expert witnesses and Arbitration Panel in any place agreed upon by the Parties, regardless of the seat of arbitration.

12.6      Language.  The arbitration shall be conducted in Portuguese. Documentary evidence in the arbitration proceedings may be submitted in English and translation thereof will not be required.

12.7      Binding Nature.  The arbitration award shall be final, unappealable and binding on the Parties, their successors and assignees, who agree to comply with it spontaneously and expressly, waive any form of appeal, except for the request for correction of material error or clarification of uncertainty, doubt, contradiction or omission of the arbitration award, as set forth in article 30 of the Arbitration Law, except, yet, for the good-faith exercise of the annulment established in article 33 of the Arbitration Law. If necessary, the arbitral award may be performed in any court which has jurisdiction or authority over the Parties and their assets. The decision will include the distribution of costs, including attorney’s fees and reasonable expenses as the Arbitration Panel sees fit.

12.8      Fine for Breach of Arbitration.  The Party which, without legal support, frustrate or prevent the instatement of Arbitral Tribunal, whether by failing to adopt necessary measures within proper time, or by forcing the other Party to adopt the measures set forth in article 7 of the Arbitration Law, or yet, by failing to comply with all the terms of the arbitration award, shall pay a pecuniary fine equivalent to R$ 50,000.00 (fifty thousand reais) per day of delay, applicable, as appropriate, from (a) the date on which the Arbitral Tribunal should have been instated; or, yet, (b) the date designated for compliance with the provisions of the arbitration award, without prejudice to the determinations and penalties included in such award.

12.9      Costs.  Unless otherwise ordered by the Arbitration Panel, each Party will be responsible for its respective costs and expenses incurred as a result of the arbitration (including reasonable attorney’s fees and expenses).

12.10    Exceptional Court Jurisdiction.  The Parties are fully aware of all terms and effects of the arbitration clause herein agreed upon. Without prejudice to the validity of this arbitration clause, the Parties hereby elect the Judicial District of the City of São Paulo, State of São Paulo, Brazil, to the exclusion of any other courts, - if and when necessary for the sole purposes of: (a) executing obligations that admit, forthwith, judicial execution; (b) obtaining coercive or precautionary measures or procedures of a preventive, provisional or permanent nature, so as to secure the arbitration to be commenced or already in course between the Parties and/or to ensure the existence and efficacy of the arbitration proceeding; or (c) obtaining measures of a mandatory and specific nature. The Parties are entitled to directly apply for such measures before the Judicial District of the City of São Paulo, State of São Paulo only if the Arbitration Panel has not yet been established, in which case the Arbitration Panel shall, upon its establishment, acquire exclusive full and exclusive authority over such measures, including the abilities to definitively revert any partial or final judicial decision already granted over the disputed issues and to definitively rule over any request pending of judicial decision. If, however, the Arbitration Panel has already been established, the Parties shall request any such measures to the Arbitration Panel, being entitled to directly resort to the Judicial District of the City of São Paulo solely for the purposes of enforcing measures that have been granted by the Arbitration Panel and not properly complied by the other Party. The filing of any measure under this clause does not entail any waiver to the arbitration clause or to the jurisdiction limits of the Arbitral Tribunal

12.11    Confidentiality.    Any and all documents and/or information exchanged between the Parties or with the Arbitration Panel will be confidential. Unless otherwise expressly agreed in writing by the Parties or required by Law, the Parties, their respective representatives and Affiliates, the witnesses, the Arbitration Panel, the Arbitration Chamber and its secretariats shall undertake, as a general principle, to keep confidential the existence, content and all awards and decisions relating to the arbitration proceeding, together with all the material used therein and created for the purposes thereof, as well as other documents produced by the other Party during the arbitration proceeding which are not otherwise in the public domain - except if and to the extent that such disclosure is required from one of the Parties pursuant to Law.

IN WITNESS WHEREOF, the undersigned have caused their respective duly authorized representatives to execute this Agreement as of the day and year first above written.

São Paulo, April 14, 2010

[Signature Pages to Follow]

[Signature Page for the Joint Venture Agreement, entered into by and among Usina São Martinho SA., Amyris Brasil SA. and Amyris Biotechnologies, Inc., dated April 14, 2010]

USINA SAO MARTINHO S.A.

[Signature Page for the Joint Venture Agreement, entered into by and among Usina São Martinho SA., Amyris Brasil SA. and Amyris Biotechnologies, Inc., dated April 14, 2010]

AMYRIS BRASIL S.A.

[Signature Page for the Joint Venture Agreement, entered into by and among Usina São Martinho SA., Amyris Brasil SA. and Amyris Biotechnologies, Inc., dated April 14, 2010]

AMYRIS BIOTECHNOLOGIES, INC.

[Signature Page for the Joint Venture Agreement, entered into by and among Usina São Martinho SA., Amyris Brasil SA. and Amyris Biotechnologies, Inc., dated April 14, 2010]

WITNESSES:
1.	2.

Schedule I

Key Terms and Conditions of License Agreement from Amyris Brasil to the Company

1.	Defined Terms

A.

“Amyris Base Technology” shall mean Patents, Production Strains and Know-How associated with such Patents and Production Strains, in each case that (i) are Controlled by Amyris Brasil as of the effective date of the IP License Agreement, and (ii) are necessary for the manufacture of farnesene.

B.

“Amyris Improvements” shall mean Patents, Production Strains and Know-How associated with such Patents and Production Strains comprising Improvements that (i) become Controlled by Amyris Brasil during the term of the IP License Agreement, (ii) are necessary to manufacture farnesene at the JV Plant at a lower cost, and (iii) are actually implemented at the JV Plant. For the avoidance of doubt, “Amyris Improvements” will not include Joint Improvements.

C.	“Amyris Technology” shall mean the Amyris Base Technology and the Amyris Improvements.

D.

“Company Improvements” shall mean any Improvements and any other Patents, Production Strains or Know-How developed solely by or on behalf of the Company, or its employees or agents, in connection with the conversion or operation of the JV Plant or otherwise through the use of Amyris Technology, including, without limitation: (i) Improvements to the Amyris Technology, (ii) Improvements to the Joint Improvements, and (iii) Improvements to other Company Improvements.

E.

“Control” (including any variations such as “Controlled” or “Controlling”) means, in the context of Patents, Production Strains, Know-How and Improvements, rights to such Patents, Production Strains, Know-How and Improvements sufficient for Amyris Brasil to grant the license under the IP License Agreement without violating the terms of any arrangement with any Third Party.

F.

“Improvements” shall mean all enhancements, modifications and revisions, whether or not protectable under intellectual property laws, based upon, derived from or incorporating any Amyris Base Technology or prior Amyris Improvements.

G.	“IP License Agreement” shall mean the agreement to be executed between Amyris Brasil and the Company establishing the grant of rights to Amyris Technology and Improvements.

H.

“Joint Improvements” shall mean any Improvements and any other Patents, Production Strains or Know-How, in each case that are made, developed or created jointly by or on behalf of AB and the Company, or their employees or agents, during the term of the IP License Agreement.

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I.

“Know-How” shall mean means non patented information and tangible materials, including: (i) technical and non-technical data, specifications, formulae, compounds, formulations, assays, designs, results, information, conclusions, interpretations, inventions, developments, discoveries, ideas, improvements, and trade secrets, (ii) methods, databases, tests, procedures, processes and techniques, (iii) Production Strains, and (iv) other know-how and technology.

J.	“License Parties” means Amyris Brasil and the Company.

K.

“Patents” means any patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, registrations, patent term extensions, supplemental protection certificates, renewals, and the like with respect to any of the foregoing.

L.	“Production Strain” means recombinant yeast that has been genetically engineered to make farnesene by means of a fermentation process.

M.	“Specified Crush Amount” shall mean the amount of crushed sugar cane directed toward the manufacture of the farnesene.

N.	“Third Party” means any person, corporation, joint venture or other entity, other than the Company, Amyris Brasil or their respective permitted successors and assigns.

2.	Structure and Term of IP License Agreement

A.

Structure of Agreements. Before commencing commercial production of the JV Plant, Amyris Brasil shall enter into royalty-free IP License Agreement with the Company for the production of farnesene. As described further in Sections 2B and 2C below, the initial term of this IP License Agreement shall be of twenty (20) years commencing on the operation date of the JV Plant and shall set forth the Specified Crush Amount permitted under such agreement, which initially shall be 1.0 million tons and in no event shall exceed 2.0 million tons.

B.

Initial Term: The IP License Agreement shall have an initial term of twenty (20) years commencing the date the Company begins commercial manufacture of the farnesene or other product manufactured by the Company with Amyris Technology subject to a limitation with respect to each specific Patent included in Amyris Technology, the Company Improvements or Joint Improvements, by the life of such Patent.

C.

Renewal Terms. The IP License Agreement may be renewed by Amyris Brasil and the Company for additional terms if the JV Agreement is renewed, subject to a limitation with respect to each specific Patent included in Amyris Technology, the Company Improvements or Joint Improvements, by the life of such Patent. For the sake of clarification, the License Parties agree that the IP License Agreement shall be renewed with respect to both the applicable Patents which are then still in effect as well as the applicable Know-How.

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D.

Rights to Amyris Technology Prior to Commercial Production. In the event the Company requires access to the Amyris Technology prior to the date on which the Company commences commercial production at the JV Plant, Amyris Brasil shall grant limited rights (i.e., to the extent necessary to accomplish the specific purpose) on a royalty-free basis. The License Parties currently contemplate that such rights may be needed to enable the Company to conduct the following activities: (i) engineering design or implementation activities, (ii) activities related to other regulatory affairs, or (iii) other pre-commercial activities contemplated by or related to the JV Plant. Amyris Brasil and the Company will agree on the nature, timing and optimal form of agreement pursuant to which a license grant necessary to facilitate the foregoing activities shall be made, consistently with the terms and conditions set forth hereunder. The provisions of Sections 3B, 3C and 4 shall also apply to this agreement.

3.	License Grants

A.

License from Amyris Brasil to the Company: The above-mentioned IP License Agreement between Amyris Brasil and the Company shall (i) be executed on royalty-free, non-exclusive and non-assignable basis and without the right to sublicense, and (ii) grant the Company the right to use all of Amyris Brasil’s right, title and interest in and to the Amyris Technology at the JV Plant for the manufacture of the farnesene. The Company will exert its best efforts to exploit the Patents so as to maintain their validity in the territory of Brazil.

B.

Grant Back to the Company Improvements. Under the IP License Agreement, the Company shall grant to Amyris Brasil a worldwide, fully paid-up, perpetual, irrevocable, royalty-free right and license, including the right to grant sublicenses in Amyris Brasil’s sole and absolute discretion, to use the Company Improvements on an exclusive basis (subject only to the Company’s right to use the Company Improvements at the JV Plant for the manufacture of the farnesene during the term of IP License Agreement) to develop, make, have made, use, sell, have sold, distribute, have distributed and market Amyris renewable products and for any other purpose whatsoever.

C.

Grant Back to Amyris Brasil Interest in Joint Improvements. Under the IP License Agreement, the Company shall grant to Amyris Brasil a worldwide, fully paid-up, perpetual, irrevocable, royalty-free right and license, including the right to grant sublicenses in Amyris Brasil’s sole and absolute discretion, to use the Company’s interest in the Joint Improvements on an exclusive basis (subject only to the Company’s right to use the Company Improvements at the JV Plant for the manufacture of the farnesene during the term of IP License Agreement) to develop, make, have made, use, sell, have sold, distribute, have distributed and market Amyris renewable products and for any other purpose whatsoever.

D.

Technology Transfer. As the JV Plant is being built, the Parties will agree on the technology transfer process that shall occur between Amyris Brasil and the Company in order for the Company to have the materials, information and

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support necessary to manufacture the farnesene (the “Technology Transfer Package”) at the JV Plant. Amyris Brasil currently anticipates that the Technology Transfer Package will include the following: (i) biological materials, including the final Production Strains; (ii) written protocols and instructions; (iii) the final product composition; (iv) demonstration runs at an agreed-upon facility; (v) training; and (vi) ongoing support and consulting. The IP License Agreement shall set forth a detailed description of the Technology Transfer Package necessary for the production of the farnesene, including appropriate provisions to ensure that the Company receives the relevant information and materials in a timely fashion.

4.	Ownership and Patent Matters

A.	Ownership. Intellectual property ownership rights shall be as follows:

(i)	As between the License Parties, Amyris Brasil will retain all rights of ownership relating to the Amyris Technology.

(ii)	As between the License Parties, the Company shall retain all rights of ownership relating to the Company Improvements.

(iii)	The License Parties shall share equally (50/50) ownership of Joint Improvements.

B.

Patent Strategy and Prosecution. As between the License Parties, Amyris Brasil shall have the sole right to (i) determine the process for protecting the Amyris Technology, the Joint Improvements and the Company Improvements worldwide, including whether or not to obtain patent protection and in what countries, and (ii) at its own expense, but without obligation, to prepare, file, prosecute and maintain throughout the world any and all Patents claiming or relating to the Amyris Technology, the Joint Improvements and the Company Improvements.

C.

Cooperation and Assistance. the Company will provide to Amyris Brasil, or its designated Affiliate (“Amyris Designate”) as reasonably requested by Amyris Brasil and at Amyris Brasil’s expense (including reasonable attorney’s fees and other reasonable legal expenses), full cooperation and assistance (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documentation as may be reasonably required): (i) in order to allow the Amyris Designate to apply for, register, obtain, maintain, defend, and enforce the Patents claiming or relating to the Amyris Technology, the Joint Improvements and the Company Improvements and/or its rights therein, (ii) in connection with the prosecution or defense of any interference, opposition, reexamination, reissue, infringement, declaratory judgment, or other judicial or legal administrative proceedings that may arise in connection with such Patents (including the validity and/or enforceability thereof) and/or any Production Strains, Know-How or other intellectual property owned or Controlled by or licensed to Amyris Brasil, and/or (iii) in order to perfect the

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delivery, assignment, and conveyance to Amyris Brasil or the Amyris Designate, its successors, assigns, and nominees, of the entire right, title, and interest in and to all Amyris Technology.

D.

Enforcement of Patents. In the event either Party becomes aware of any activity that infringes or is likely to infringe the Amyris Technology, the Company Improvements or the Joint Improvements, that Party will notify the other Party promptly in writing of the actual or threatened infringement. Whether to take action will be in the sole discretion of Amyris Brasil or the Amyris Designate. If requested by Amyris Brasil, the Company will join with Amyris Brasil or the Amyris Designate, as the case may be, at Amyris Brasil’s expense, in such action as Amyris Brasil or the Amyris Designate, in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, the Company will cooperate to the extent reasonably required by Amyris Brasil or the Amyris Designate to stop such infringement or act, and, if so requested by Amyris Brasil, will join with Amyris Brasil or the Amyris Designate as a party to any action brought by Amyris Brasil or the Amyris Designate for such purpose. Amyris Brasil or the Amyris Designate will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. As between the License Parties, any recovery as a result of such action shall belong solely to Amyris Brasil. In the event Amyris Brasil decides not to take any action against a third party who is believed to infringe Amyris Technology, the Company Improvements or the Joint Improvements and a third party brings a claim against the Company directly related to and resulting from Amyris Brasil’s decision not to assert its claim, Amyris Brasil will hold the Company harmless provided the Company (a) promptly notifies Amyris Brasil in writing of any such claim, (b) provides Amyris Brasil, at Amyris Brasil’s expense, any assistance reasonably requested by Amyris Brasil in connection with the defense or settlement of such claim; and (c) allows Amyris Brasil to direct and control the defense or settlement of such claim.

E.

Infringement of Third Party Rights. In the event either Party (or any of its Affiliates) receives any written notice or claim that the use of the Amyris Technology, the Company Improvements or the Joint Improvements infringes or is likely to infringe the intellectual property rights of a Third Party, then that Party will notify the other Party promptly in writing. Whether to take action to defend against any such claim will be in the sole discretion of Amyris Brasil or an Amyris Designate. If requested by Amyris Brasil, the Company will join with Amyris Brasil or the Amyris Designate, at Amyris Brasil’s expense, in such action as Amyris Brasil or the Amyris Designate in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, the Company will cooperate to the extent reasonably required by Amyris Brasil, and, if so requested by Amyris Brasil, will join with Amyris Brasil or the Amyris Designate as a party to any action brought by Amyris Brasil or the Amyris

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Designate for such purpose. Amyris Brasil or the Amyris Designate will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. In the event Amyris Brasil decides not to take any action and a third party brings a claim against the Company directly related to the manufacture of farnesene by the Company, Amyris Brasil will hold the Company harmless provided the Company (a) promptly notifies Amyris Brasil in writing of any such claim, (b) provides Amyris Brasil, at Amyris Brasil’s expense, any assistance reasonably requested by Amyris Brasil in connection with the defense or settlement of such claim; and (c) allows Amyris Brasil to direct and control the defense or settlement of such claim.

F.

Infringement Indemnity. Amyris Brasil will agree to defend the Company from and against any suit, action, claim or proceeding (each a “Claim”) brought by a third party against the Company alleging that the manufacture of farnesene by the Company infringes any valid and non expired intellectual property right of such third party, and Amyris Brasil will indemnify and hold the Company harmless from any and all damages awarded as a result of such Claim. The foregoing indemnification shall subject to standard notification provisions and standard limitations on Claims which are unrelated to the Amyris Technology or related to modifications to the Amyris Technology not previously approved in writing by Amyris.

5.	Termination Rights and Effects

A.	The IP License Agreement may be terminated as follows:

(i)

Immediately by Amyris Brasil in the event of a breach by the Company which is not cured within thirty (30) days which shall be deemed to include, without limitation, (x) exceeding the scope of the license grant from Amyris, (y) noncompliance with the grant-back obligations, and (z) a breach of the confidentiality, ownership or Patent matter provisions;

(ii)	By the Company upon notice in the event of a breach by Amyris Brasil which is not cured within thirty (30) days; and

(iii)	By Amyris Brasil in the event the Company files for bankruptcy, judicial or out of court reorganization or judicial or extrajudicial liquidation.

B.

In the event the Company terminates the IP License Agreement due to an uncured breach by Amyris Brasil, São Martinho shall have the right to terminate the JV Agreement (in which case the Company shall be liquidated and Amyris Brasil shall be obliged to acquire the assets at FMV) and Amyris Brasil shall be considered in breach under the Master Off-take Agreement and Individual Agreement then in force and all the consequences applicable to a breach by

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Amyris Brasil thereto shall apply. All the decisions related to this situation that shall be taken by the Company shall be decided by São Martinho members of the Board of Directors exclusively (Amyris Brasil members shall refrain from voting).

C.	Termination or expiration of an IP License Agreement shall have the following effects:

(i)	all licenses granted under such IP License Agreement shall immediately terminate;

(ii)	the Company shall cease using the Amyris Technology for any and all purposes;

(iii)

within thirty (30) days of termination, the Company shall return or destroy, at its own expense, all tangible Know-How, including without limitation all Production Strains, provided by, or owned by, Amyris Brasil in accordance with written instructions from Amyris Brasil; and

(iv)

each Party will return, at its own expense, to the other Party all Confidential Information of the other Party revived under or in connection with such IP License Agreement within thirty (30) days of termination.

(v)	The non breaching Party shall be entitled to damages.

D.

In the event the Company is estopped or otherwise prevented by law, regulation or court order from exercising its rights to use the Amyris Technology as contemplated herein, such situation shall constitute a Material Adverse Impact as defined in the JV Agreement.

6.	IP Representation and Warranty

A.

Amyris Brasil shall represent and warrant to the Company that (i) it owns or has all necessary rights to the Amyris Technology to grant the Company the applicable intellectual property rights; and (ii) that, to the best of Amyris Brasil’s knowledge and belief, use of the Amyris Technology by the Company in accordance with Amyris’ protocols and instructions to produce the farnesene will not infringe the intellectual property rights of any Third Party.

B.

Except as provided in item 7.A above, Amyris Brasil shall not make any warranties to the Company, whether express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose as to any product or process, or as to the validity or scope of any of Amyris Technology or that any of Amyris Technology will be free from infringement of any patent or other proprietary right of any Third Party.

7.	Miscellaneous

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A.

Governing Law and Dispute Resolution: The governing law of the IP License Agreement shall be the laws of Brazil. Any disputes arising under the IP License Agreement shall be resolved by arbitration, according to CCBC rules, by 3 arbitrators. The seat of arbitration shall be São Paulo, SP, Brazil.

B.

Insolvency of Amyris Brasil: In case of an Insolvency Event (as defined in the Shareholders Agreement) of Amyris Brasil, the IP License Agreement shall remain in force until its final term unless the Company decides to early terminate it. In such case, the Parties shall agree upon a reasonable remuneration for the IP License Agreement payable by the Company to Amyris Brasil which shall not be in less favorable conditions than the ones then applicable to other third parties’ mills that exploit Amyris Technology.

C.	Confidentiality: The IP License Agreement shall include standard confidentiality terms which will survive termination or expiration of the IP License Agreement.

D.	Additional Terms: The IP License Agreement shall include such other terms and conditions as the License Parties may reasonably agree.

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Schedule II

Key Terms of Syrup Supply Agreement

Parties: USM and the Company

Term: 20 years as from the Effective Date

Effective Date: Date the Company starts to operate

Quantity: Syrup resulting from up to 1.0 million tons of crushed sugar cane/year

Ordering: The exact quantity of the syrup to be supplied in each season (April to March) must be specified by the Company to USM within [*]. USM shall be released from the obligation to supply the Company with the amounts exceeding the quantities specified by such term.

Take or pay: [*].

Price: Price equivalent to [*].

Payments: [*].

Late Payments: In case of delay in the Company payment obligation, 10% fine plus interests of 1%/month pro rata.

Supply conditions: Supply of the annual quantities will only occur during the crop season, i.e., during the period in which USM will be producing (approximately 7 months/year).

Suspension: The agreement will be suspended and total quantity of syrup shall be decreased accordingly in the event of the following:

1.	A business interruption due to reasons not attributable to USM

2.	A business interruption due to an event of force majeure

3.	In the event there is no Individual Agreement (take or pay agreement with Amyris Brasil) in place with a minimum price to ensure the break-even of the Company

4.	In the event of breach or suspension of the Offtake Agreement and/or Individual Contract by Amyris Brasil (including during the 30 day period to cure the relevant breach).

Shortage: In the event USM is not able to produce enough quantity of syrup in order to duly comply with the quantities established in the agreement due to a suspension event as provided above, USM will undertake the obligation to always supply to the Company that quantity of syrup equal to the [*].

Consequences in case of breach:

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.	The non-breaching party shall notify the breaching party who shall have a 30 day cure period.

2.

If the Company is the breaching party, then the supply obligation can be suspended by USM during the 30 day cure period, in which case the Offtake Agreement between the Company and Amyris Brasil shall also be suspended for the same period of time

3.	During the 30 day cure period, the non-breaching party shall also be entitled to damages.

4.

In the event the breach is not cured within such 30 day cure period, the no breaching party shall have the right to early terminate the agreement or to seek specific performance. In either cases, the non-breaching party shall be entitled to damages plus a fine of [*].

5.

If the agreement is early terminated by the Company due to breach of USM, then Amyris Brasil shall also have the right to (a) terminate the Offtake Agreement, (b) terminate the JV Agreement, (c) cause a liquidation of the Company, and (d) acquire the assets at FMV.

6.

All the decisions related to consequences in case of breach by USM of the Syrup Supply Agreement to be taken by the Company shall be decided by Amyris Brasil members of the Board of Directors exclusively (USM members shall refrain from voting)

Cross Default: In case of early termination of Offtake Agreement due to a breach by Amyris Brasil, USM shall have the right to terminate the Syrup Supply Agreement without any penalty. In addition, USM might claim for damages suffered for such early termination and USM shall have the right to terminate the JV Agreement in which case the Company shall be liquidated and Amyris Brasil shall be obliged to acquire the assets at FMV. All the decisions related to this situation to be taken by the Company shall be decided by USM members of the Board of Directors exclusively (Amyris Brasil members shall refrain from voting).

Insolvency Event: in case of exercise of a call option by Amyris Brasil due to an Insolvency Event of USM, as long as the Syrup Supply Agreement remains in force, the price applicable to the supply of syrup shall be adjusted to the following: price equivalent to the weighted average price for USM mill actual product mix.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Schedule to the Key Terms of Syrup Supply Agreement

Example for the Calculation of the Syrup Price

	Abr	Mai	Jun	Jul	Ago	Set	Out	Nov	Dez	Jan	Fev	Mar	Total

Cana Total Processada (mil ton)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Cana Para Etanol e Açúcar (mil ton)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

50% Produção de Etanol (mil m3)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Venda de Etanol (mil m3)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Preço de Etanol (R$ / m3)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

50% Produção de Açúcar (mil ton)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Venda de Açúcar (mil ton)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Preço de Açúcar (R$ / ton)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Receita de Etanol e Açúcar (R$ MM)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Venda de Açúcar e Etanol (mil ton de Cana)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Receita de Etanol e Açúcar (R$ / ton cana)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Cana para JV (mil ton)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Venda “Perdida” de Etanol e Açúcar (mil ton de cana)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Receita “Perdida” de Etanol e Açúcar (R$ MM)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Custos Não Incorridos (R$ MM)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Pagamento Mensal pelo Caldo (R$ MM)	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Schedule III

Key Terms of Master Offtake Agreement

Parties: The Company and Amyris Brasil

Term: 20 years as from the Effective Date

Effective Date: Date the Company starts to operate

Exclusivity: Amyris Brasil shall have exclusive rights to market and distribute the JV Products, provided if other Brazilian mills that product Amyris renewable products are permitted by Amyris Brasil to sell Amyris products directly to final customers during the term of the Master Offtake Agreement, the Company shall also be granted the same right.

Invoicing: [*].

Individual Agreements: These shall be enforceable agreements to be executed by the Parties on a take or pay basis. The first Individual Agreement (“First Individual Agreement”) executed by the Parties shall be enforceable and have a term of at least [*] and a minimum price as set forth in Schedule IX.

Quantity: Quantity of product manufactured from up to 1.0 million tons of sugar cane syrup per year as such final quantity shall be determined in the Individual Agreement executed by the Parties. If the Company capacity is increased to product manufactured from up to 2.0 million tons of sugar cane syrup per year, then such quantity shall be automatically increase accordingly.

Delivery Terms: to be defined in the Individual Agreements executed by the Parties.

Take or pay: Amyris Brasil shall have a take or pay obligation in relation to the quantities of product established in the Individual Agreement.

Price: Price shall be established in the Individual Agreements and shall not - in any event - be lower than the [*]. After expiration of the First Individual Agreement, Company shall be obliged to accept the Individual Agreements offered by Amyris Brasil with a price with [*].

[*].

Payment condition: Payment will be due in [*].

Late Payments: In case of delay in the Company payment obligation, [*].

ROFR: Company shall have the right to be offered all the contracts/orders that Amyris Brasil (and Amyris Brasil Affiliates) has for farnesene for performance chemicals products (or other Amyris Brasil products if the orders for farnesene for performance chemicals are not sufficient) until its full capacity is complete before Amyris Brasil offers such capacity to other Amyris Products manufacturers.

Supply conditions: to be determined in each Individual Agreement.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Suspension: The Company’s obligation to comply with its obligations under the Offtake Agreement and under each Individual Agreement will be suspended or released, as the case may be, without any penalty to Company if production of JV Products is delayed or interrupted, (i) due to a suspension/shortage in supply of cane syrup under the Syrup Supply Agreement or (ii) due to a breach of the Syrup Supply Agreement (i.e, during the 30-day cure period); or (iii) due to reasons directly attributable to Amyris Brasil or any of its Affiliate (such as, but not limited, a problem related to Amyris Technology), in which case the obligations of the Syrup Supply Agreement shall also be suspended.

Marketing Fee: Amyris Brasil will be entitled to receive a marketing fee to be calculated according to the following formula:

[*]

Where:

[*]

Consequences in case of breach:

1.	The non-breaching party shall notify the breaching party who shall have a 30 day cure period.

2.

In the event the breach is not cured within such 30 days cure period, the non-breaching party shall have the right to early terminate the agreement or to seek specific performance. In either case, the non-breaching party shall be entitled to damages plus a fine equal to 10% of the amount of sales in the 12 months prior to the breach (in addition to the fine of 10% plus interest of the amounts not paid in case of late payment).

3.

If the agreement is early terminated by the Company due to breach by Amyris Brasil, then USM shall also have the right to (a) terminate the Syrup Supply Agreement; (b) terminate the JV Agreement, (c) cause a liquidation of the Company, and (d) require Amyris Brasil to acquire the assets at FMV.

4.

All the decisions related to consequences in the event of breach by Amyris Brasil of the Master Offtake Agreement or any Individual Agreements that shall be taken by the Company shall be decided by USM members of the Board of Directors exclusively (Amyris Brasil members shall refrain from voting).

Cross Default: In case of early termination of Syrup Supply Agreement due to a breach by USM, Amyris Brasil shall have the right to terminate the Master Offtake Agreement without any penalty. In addition, Amyris Brasil might claim for damages suffered for such early termination and Amyris Brasil shall have the right to terminate the JV Agreement (in which case the Company shall be liquidated and Amyris Brasil shall be entitled to acquire the assets at FMV. All the decisions related to this situation to be taken by the Company shall be decided by Amyris Brasil members of the Board of Directors exclusively (USM members shall refrain from voting).

Insolvency Event: in case of exercise of a call option by USM due to an Insolvency Event of

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Amyris Brasil, as long as the Master Offtake Agreement remains in force, if USM so chooses, the price applicable to the JV Product shall not be in less favorable conditions than the ones applicable to other third parties’ mills.

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SCHEDULE IV

Key Terms of the Shared Services Agreement

1.	Parties: USM (itself or through its affiliates) and the Company.

2.	Purpose: Sharing of services related to the following activities, as long as and to the extent requested by the Company, and as long as USM is able to render such services:

i)	Administrative activities (supervision, information technology, legal, logistics and human resources);

ii)	Financial activities, investor relations and corporate planning;

iii)	Technical assistance for agro-industrial processes.

3.	Services Description:

(I)      Administrative area:

•	Controlling: management of taxes, budgets, costs, fixed assets, financial accounting and controls;

•

monitoring of law suits (control of law suits, hiring, monitoring and guidance of external law offices’ and internal lawyers’ works), advisement and general assistance (monitoring of corporate matters, drafting of reports, memorandums, letters and legal documents in general) and monitoring of agreements (drafting, review and control);

•	Human Resources: Benefits, recruitment and selection of employees, education and development, payment, performance evaluation, payroll, labor relations and file;

•	Supplies: Purchase of materials, goods and services, materials management, warehousing, inventory and replacement;

•

Information Technology: hardware support, software and applications, development and improvement of the systems and maintenance of networks and servers, specifications of systems and equipments, monitoring of licenses and telephony;

(II)     Financial, planning and investor relations areas at corporate level: operational support to the activities and to cash flow expected and reached, daily and monthly, accounts payable and receivable, treasury, negotiation and monitoring of financial agreements;

(III)    Technical assistance area for agro-industrial processes: development and technical and technological improvement of processes (operational procedures and practices)

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related to agricultural and industrial production of sugar cane and its products and sub-products.

4.	Term: 20 years

5.	Price: The costs and expenses arising from the Services will be measured, shared and proportionally and monthly reimbursed [*]

6.	Obs.: Other services can be included in this agreement provided that the principles established herein are observed.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE V

Key Terms of the Rental Estate and Utilities Supply Agreement

1.	Parties: USM and the Company.

2.	Purpose: rental or lease of an area for the construction of the industrial plant and supply of the following utilities during the crop season:

i)	Treated water

ii)	Steam

iii)	Energy (at USM’s sole discretion);

iv)	Wastewater treatment

3.	Term: 20 years. Nevertheless, the supply of utilities will only occur during the operation (crop season) of USM.

4.	Price:

a)	[*]

b)	[*]

5.	Obs.: Other utilities or inputs may be included in this agreement according to the principles established herein and provided that such inclusion is technically and legally possible.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE VII

FORM OF BY-LAWS

BYLAWS OF SMA INDÚSTRIA QUÍMICA SA

CHAPTER I. COMPANY NAME, PRINCIPAL PLACE OF BUSINESS, PURPOSE AND DURATION

Article 1.    SMA Indústria Química S.A. is a joint-stock company governed by these Bylaws and pursuant to applicable laws, particularly by Law No. 6404 of December 15, 1976, as amended (the “Corporation Law”).

Article 2.    The Company has its principal place of business and jurisdiction in the City of Pradópolis, State of São Paulo, at Fazenda São Martinho, and may maintain branches, agencies or representative offices elsewhere in Brazil or abroad, by resolution of the Board of Directors (Conselho de Administração).

Article 3.    The Company shall engage in: the production and commercialization renewable performance chemical products, as well as any other related products approved by the Board of Directors (Conselho de Administração).

Article 4.    The Company is established for an indefinite period of time.

CHAPTER II. CAPITAL STOCK

Article 5.    The Company’s subscribed capital stock is R$ 100.000,00 (one hundred thousand reais), divided into 100.000 (one hundred thousand) common registered shares with no par value.

Paragraph 1. Regardless of any amendments to these Bylaws, the Board of Directors (Conselho de Administração) is hereby authorized to issue and place additional common registered shares representing up to the amount of sixty-one million, seven hundred and seventy thousand reais (R$ 61.770.000,00) and to establish the price and other conditions of the issue.

Paragraph 2. Shareholders shall have a preemptive right to subscribe for new shares in proportion to the shares of stock already held thereby. If any shareholder waives its preemptive right in writing or, after being notified, fails to respond within thirty (30) days from the date of such notice, then the other shareholders shall be entitled to subscribe for such shares in proportion to the shares of stock held thereby.

Article 6.    Shares are indivisible as regards the Company. Each common registered share shall carry one vote in general meeting resolutions.

CHAPTER III. GENERAL MEETINGS

Article 7.    Annual General Meetings shall be held once a year, within the four (4) month period following the end of each fiscal year; Extraordinary General Meetings shall be held

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whenever the Company’s interests so require.

Article 8.    The General Meetings shall be presided over by the Chairman of the Board of Directors or by his alternate or, in the absence of both, by a shareholder chosen by a majority vote of the attendees. The Chairman shall choose the Secretary of the Meeting.

Article 9.    In addition to other matters provided by law or these Bylaws, the General Meetings shall resolve on the following matters:

(a)	admission of new shareholders;

(b)

issuance of any equity or debt securities convertible or exchangeable into Shares and creation or issuance of warrants (bonus de subscrição), except in connection with options, warrants and convertible instruments issued in observance of the Company’s authorized capital stock;

(c)	redemption, amortization or repurchase of shares or any convertible securities, or changes in the conditions applicable to redemption, amortization or repurchase of shares or convertible securities;

(d)	any merger, merger of shares, any form of corporate reorganization, spin-off, drop down of assets and liabilities;

(e)

amendment of the compulsory dividend set forth in these Bylaws, dividend distribution in an amount lower than the compulsory dividend set forth in these Bylaws and amendment to the provisions regarding the Company’s dividend policy set forth in these Bylaws;

(f)	change in accounting or tax principles or policies with respect to the financial statements, except as required by Brazilian generally accepted accounting principles or by law or regulation;

(g)	winding up, judicial or out of court reorganization process, voluntary acts of financial reorganization, bankruptcy or liquidation;

(h)	approval of any stock option, profit sharing or similar compensation plan and any amendments thereto;

(i)	election and removal of the members of the Board of Directors; and

(j)	approval of the annual gross amount to be paid to the management of the Company.

CHAPTER IV. MANAGEMENT

Article 10.    The Company shall be managed by a Board of Directors and by an Executive Committee.

Article 11.    The Board of Directors shall be composed of four (4) members, all of whom shall be shareholders and annually elected by the Annual General Meeting, reelection being allowed.

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The Chairman of the Board of Directors shall be designated by the General Meeting from among the elected Directors.

Paragraph 1.    The members of the Board of Directors shall be invested in office upon signing the deed of investiture drawn up in the “Book of Minutes of the Board of Directors’ Meetings”, and shall serve until investiture of their successors.

Paragraph 2.    The General Meeting shall establish the overall annual compensation of the members of the Board of Directors, which shall be equally allocated among its members and which shall not exceed the annual gross amount approved by the Shareholders in the competent General Meeting. Moreover, all members of the Board of Directors shall be entitled to be reimbursed from any reasonable travel expenses arising from the performance of their activities and functions.

Article 12.    In the event of vacancy in any office of the Board of Directors, a General Meeting shall be convened within five (5) business days of the event, to fill such vacancy.

Paragraph 1.    In the event of temporary absence or impairment, the temporarily absent or impaired Director shall appoint, from among the Board of Directors’ members, a Director to represent him.

Paragraph 2.    In the events of vacancy, temporary impairment or absence pursuant to this Article, the alternate or representative shall, also for the purpose of voting at a meeting of the Board of Directors, act for his own account and for the member he is replacing or representing.

Article 13.    The Board of Directors shall hold ordinary meetings at such time and place as shall be determined by the Board of Directors. Such meetings shall be held at the Company’s headquarters or any other place that may be chosen, at the call of the Chairman of the Board of Directors or any two Directors. Minutes of such meetings shall be drawn up in the appropriate book.

Paragraph 1.    Meetings shall be convened by the Chairman of the Board of Directors by written notice given at least eight (8) days in advance, stating the place, date and time of the meeting, and a summary of the agenda.

Paragraph 2.    The call notice provided in the preceding paragraph shall be waived when all Directors in office are present at the meeting or provided that all Directors in office expressly agree to waive such formalities.

Paragraph 3.    In order for the Board of Directors’ meetings to be called to order and adopt valid resolutions, a majority of its members in office shall be present thereat. Any Directors who are represented at the meeting by an alternate or legally appointed person, or who have sent their vote in writing, shall be deemed present at the meeting.

Paragraph 4.    Unless otherwise set forth in any Shareholders’ Agreement filed at the Company’s headquarters as provided in Article 30 below, resolutions of the Board of Directors shall always be adopted by a majority vote of the members of the Board of Directors, it being understood that no member of the Board of Directors shall hold a casting vote.

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Article 14.    The primary duties of the Board of Directors shall be to establish the basic guidelines of the Company’s general policy, while the Executive Committee shall be responsible to manage and direct its implementation. The Board of Directors shall have the following duties:

(i)        to lay down the Company’s general business guidelines, while the Executive Committee shall be responsible for decisions related to the Company’s daily activities, such as the construction and operation of the plant, within the limits set forth in this By-Laws and in any Shareholders’ Agreement filed at the Company’s headquarters as provided in Article 30 below;

(ii)       approval of the annual business plan and budget of the Company, as recommended by the Executive Committee (in the event the Executive Committee fails to submit the business plan and budget within the applicable term, the Board of Directors may prepare and approve such documents);

(iii)       to elect and remove the Company’s Executive Officers;

(iv)       to call the General Meeting whenever deemed advisable or necessary;

(v)       election or replacement of the independent auditing firm;

(vi)       to submit to the General Meeting proposals for allocation of Company profits and for amendments to these Bylaws;

(vii)      any association or joint venture;

(viii)     granting of guarantees, sureties or aval guarantees involving an aggregate amount in excess of [*], except for those guarantees related to indebtedness approved by the Board of Directors in the business plan and in the budget;

(ix)      creation of committees;

(x)       the incorporation of Subsidiaries;

(xi)      acquisition and/or disposal of or divestiture of assets involving an aggregate amount in excess of [*], except if otherwise contemplated by the approved business plan or budget;

(xii)     any transaction which establishes obligation to the Company involving an aggregate amount in excess of [*] per transaction or in a series of related transaction in a period of twelve (12) months, except if otherwise contemplated by the approved business plan or budget; and

(xiii)    any transactions with related parties, Affiliated companies (including financing transactions with Subsidiaries) and direct Shareholders.

Article 15.    The Company’s Executive Committee shall be composed of three (3) Officers, who need not be shareholders, but who must all reside in Brazil and be elected by the Board of Directors. One Officer shall be designated Plant Director; and the remaining Officers shall have no specific title.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

Article 16.      Officers shall serve unified one-year terms of office, running from one Annual General Meeting to the next. All Officers shall serve until their successors take over, reelection being permissible.

Sole Paragraph.        Officers’ compensation shall be determined and allocated as resolved by the Board of Directors that elect them.

Article 17.      the occurrence of a vacancy in the position of any Officer, for any reason Whatsoever, an alternate shall be appointed by the Board of Directors at a meeting to be held within five (5) days from such vacancy.

Article 18.      The Executive Committee shall meet whenever necessary, but at least once a year. Meetings shall be chaired by the Plant Director or, in his absence, by the Officer then appointed.

Paragraph 1.  Meetings shall always be called by the Plant Director or by any two Officers acting jointly. In order to be convened and adopt valid resolutions, a majority of the Officers serving at the time, or two Officers (if there are only two in office), shall be present at the meeting.

Paragraph 2.  Executive Committee resolutions shall be taken by a majority vote of the attendees, and shall be put down in the proper book.

Article 19.      In the temporary absence or impairment of any Officer, said Officer may appoint an alternate to replace him, subject to approval of the Executive Committee. The alternate so appointed shall perform all the functions and shall have all the powers, rights and duties of the replaced Officer.

Sole Paragraph.        The alternate may be one of the remaining Officers who, in this case, shall vote at the Executive Committee meetings for himself and on behalf of the Officer represented thereby.

Article 20.      The Executive Committee shall be in charge of managing the Company’s business in general and shall perform all acts necessary or advisable therefore, except for those which, by law or under these Bylaws, are incumbent on the General Meeting or on the Board of Directors. Its powers include, but are not limited to, those sufficient to:

(a)	prepare the Company’s annual business plan and budget, within thirty (30) days as of the commencement of the relevant year;

(b)	ensure compliance with prevailing law and these Bylaws;

(c)	ensure compliance with resolutions passed at General Meetings, Board of Directors’ meetings and its own meetings;

(d)	manage, administer and oversee the Company’s business, including the construction and operation of the Company’s plant;

(e)	issue and approve internal directives and rules it deems useful or necessary;

5

(f)

determine the products to be manufactured by the Company and of the volumes of such product to be produced, provided that such determination shall always follow any contractual commitments made by the Company;

(g)	the granting of any power of attorney to act on behalf of the Company;

(h)

compromise, waive, settle, sign commitments, assume obligations, invest funds, acquire, dispose, mortgage, pledge or otherwise create a lien on the Company’s assets, and give guarantees and sureties, limited to the amount of (i) [*] in relation to guarantees and sureties; and/or (ii) [*] in relation to the other matters provided herein;

(i)	approve all necessary measures and perform the ordinary acts of management, financial and economic nature in accordance with the purpose of this Company; and

(j)	prepare the Company’s financial statements and be responsible for the bookkeeping of the Company’s corporate, tax and accounting books and records.

Sole Paragraph.  Sale, exchange, transfer or disposal in any way of, or creation of mortgages, pledges or encumbrances of any kind on, the Company’s real property shall be contingent on authorization and approval by the Board of Directors.

Article 21.      Deeds of any kind, bills of exchange, checks, money orders, agreements and, in general, any other documents entailing an obligation or liability for the Company shall be signed: (a) by any two (2) Officers, acting jointly; (b) by any Officer jointly with an attorney-in-fact; or (c) by two (2) attorneys-in-fact jointly, provided they are vested with special and express powers.

Article 22.      The Company’s powers of attorney shall always be signed by two (2) Officers; shall specify the powers granted; and shall be valid for a limited period not to exceed one year, with the exception of those granted for judicial purposes.

Article 23.      The acts of any Officers, attorneys-in-fact or employees involving the Company in any obligations regarding business or transactions unrelated to its corporate purposes, such as sureties, aval guarantees, endorsements or any guarantees in favor of third parties, are hereby expressly forbidden, and shall be deemed null and void as regards the Company, unless expressly authorized by the Board of Directors.

CHAPTER V. AUDIT COMMITTEE

Article 24.    The Company’s Audit Committee shall be composed of three (3) sitting members and an equal number of alternates and shall operate if and when approved by the General Meeting.

Paragraph 1.  The term of office of the Audit Committee shall end on the first ordinary shareholders’ meeting following its installation.

Paragraph 2.  The shareholders’ meeting that elects the members of the Audit Committee shall also determine their compensation.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CHAPTER VI. FISCAL YEAR, BALANCE SHEET AND PROFITS

Article 25.    The fiscal year of the Company shall begin on January 1st and end on December  31s t.

Article 26.    At the end of each fiscal year, the Company’s financial statements shall be prepared, subject to prevailing legal provisions.

Paragraph 1.    The Company may prepare interim balance sheets with respect to a semester or regarding shorter periods and, upon resolution of the General Meeting, distribute intermediary dividends, based on the verified results or credit them to the accumulated profits or profit reserve accounts, subject to applicable legal or to the provisions of these Bylaws.

Paragraph 2.    The Company may credit or pay interest on net equity (juros sobre capital próprio), and such amounts may be paid or credited to the amounts of the mandatory dividend.

Article 27.    After adjustments and deductions set forth in law, including deductions of the accumulated losses, as well as the income tax and social security contribution, the net profits shall be distributed as follows:

a)	[*] shall be allocated to the legal reserve, up to maximum level permitted by law;

b)	[*] shall be distributed as mandatory dividends to the shareholders, subject to these Bylaws and the applicable law; and

c)	the remaining amount shall be used as approved by the general shareholders’ meeting.

CHAPTER VII. LIQUIDATION

Article 28.    The Company shall be liquidated in the events provided for by law, it being incumbent on the General Meeting to determine the liquidation procedure and to appoint the liquidator and the Audit Committee that will officiate during the liquidation period.

CHAPTER VIII. ARBITRATION

Article 29.    The Company, its shareholders, managers and members of the Audit Committee, agree that any and all dispute arising under or in connection with this Bylaws, the Brazilian Corporation Law and/or related thereto, that are not amicably resolved between the parties, shall, exclusively and definitively, resolved by arbitration to be instituted and held according to the rules of the Arbitration and Mediation Centre of the Chamber of Commerce of Brazil - Canada (“Arbitration Rules”), observing the applicable provisions of Law No. 9.307, as of September 23, 1996. The administration and correct conduct of the arbitration proceedings shall be incumbent upon the Arbitration and Mediation Centre of the Chamber of Commerce of Brazil - Canada” (“CCBC”).

§1°.  The Arbitration Tribunal shall be composed of three (3) arbitrators, chosen according to the Arbitration Rules. The arbitration proceedings: (i) shall be held and the arbitral award shall be granted in the City of São Paulo, State of São Paulo, (ii) shall be conducted in Portuguese; and

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

(iii) shall be governed by the laws of the Federative Republic of Brazil.

§2°.  Without prejudice to the arbitration clause set forth above, the parties hereby elect the courts of the Judiciary District of São Paulo, State of São Paulo, with exclusion of any other court, with the sole objective and for the sole purpose of - if and when necessary - (i) requesting measures of a provisional, precautionary or conservatory nature in aid of the arbitration either to be initiated or already in process between the parties and/or to guarantee full existence and enforceability of the relevant arbitration proceeding; and (ii) to enforce the respective final arbitration award.

§3°.  The arbitral award shall be definitive and binding on the parties, and shall not be subject to court recognition or any remedy from the Courts.

CHAPTER IX. MISCELLANEOUS

Article 30.    Any matters not clearly dealt with in these Bylaws shall be resolved as prescribed by law.

Article 31.    The Company shall comply with any Shareholders’ Agreement filed in the Company’s headquarters, pursuant to and for the purposes of Article 118 of the Brazilian Corporation Law. The management of the Company shall refrain from registering any share transfer contrary to the terms of the Shareholders’ Agreement and the chairman of the Shareholders’ General Meetings and of the Board of Directors’ Meetings shall refrain from computing any vote issued in violation of any such agreement.

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SCHEDULE VIII

FAIR MARKET VALUE COMPUTATION

“Fair Market Value”, for purposes of the Agreement, shall be calculated in accordance with the rules set forth below.

The Fair Market Value of the Company and its corresponding Shares shall be calculated according to the following procedure:

(i)       the Fair Market Value shall be determined by two specialized investment banks, with large experience in the appraisal of assets that are similar to those in question, ranked within the top the (10) positions in the M&A rankings for Brazil prepared and disclosed by Thomson Financial in terms of volume for the last two years, being one (1) institution chosen by São Martinho and one (1) chosen by Amyris Brasil (“Appraisers”) within ten (10) Business Days as from the date the determination of a Fair Market Value is required, after which the shareholder who fails to choose an Appraiser shall be subject to the Fair Market Value determined by the Appraiser duly chosen by the other shareholder. Notwithstanding the above, the Parties may mutually agree that the Fair Market Value shall be determined by only one jointly chosen specialized investment bank, with the same characteristics above (“Sole Appraiser”). The Appraisers (or the Sole Appraiser, as the case may be) shall be engaged by the Company but the costs arising in connection with the determination of the Fair Market Value shall be equally shared by the Shareholders. The Company shall provide both Appraisers (or the Sole Appraiser, as the case may be) with the same information that may be required by any Appraiser (or the Sole Appraiser, as the case may be);

(ii)      with regard to the Shares, the Fair Market Value shall be determined by the Appraisers (or the Sole Appraiser, as the case may be) based on the following criteria: (a) such Shares shall be appraised as if the total number of Shares were available for purchase and were purchased by third parties on an arms’ length basis, no discount applied; (b) the current status and the expected future results of the Company’s business; and (c) the discounted projected cash flows of the Company;

(iii)     if any Appraiser (or the Sole Appraiser, as the case may be) presents a value range/band instead of a single value, the Fair Market Value provided by such Appraiser (or the Sole Appraiser, as the case may be) shall be the average of such value range/band, provided that such band shall not exceed in any event [*];

(iv)     the Appraisers (or the Sole Appraiser, as the case may be) shall determine the Fair Market Value within thirty (30) days as from the date on which they were engaged for such purpose, and the result of their work shall be submitted simultaneously to the Company and all shareholders in writing;

(v)      if the difference between the Fair Market Values assessed by each Appraiser - subject to the provision of item (iii) above - is lower or equal to [*], the Fair Market Value shall be the average of both appraisals; if such difference exceeds such percentage, the Appraisers shall have five (5) Business Days as from the date on which the two (2) Fair Market Values were presented

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

to the Company to select a third qualified investment bank that fulfills the same requirement set forth in item (i) above to determine the Fair Market Value in question (“Third Appraiser”);

(vi)     the Third Appraiser shall present its estimate of the Fair Market Value of the assets in question within no later than fifteen (15) days as from the date on which it was engaged, subject to the same rules and criteria applicable to the Appraisers and based on the estimates prepared by such Appraisers, and the result of the Third Appraiser’s work shall be submitted to the Company and the shareholders in writing;

(vii)    the Fair Market Value shall then be the average between the two (2) closest amounts assessed by the three (3) Appraisers;

(viii)   unless upon verification of an evident mistake, the Fair Market Value assessed according to the terms hereof shall be final, binding and shall not be subject to opposition, and shall remain valid for the purposes hereof for a period of one hundred and twenty (120) days from the date it was assessed.

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SCHEDULE IX

TARGET ECONOMIC VIABILITY FLOOR PRICE

[*]

Where:

[*]

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 3.1.1

Members of the Board of Directors

Member	Position

João Gabriel Melo, Portuguese, married, business administrator, resident and domiciled at 5885 Hollis St., Suite 100, Emeryville, State of California, United States of America, bearer of the Passport No. [*]

Amyris Brasil Member

Mário Neutel Soares Portela, Portuguese, married, business administrator, resident and domiciled at 5885 Hollis St., Suite 100, Emeryville, State of California, United States of America, bearer of the Passport No [*]

Amyris Brasil Member

Fábio Venturelli, Brazilian, legally separated, production engineer, with offices at Rua Geraldo Flausino Gomes, No. 61, suite 132, Brooklin Novo, CEP 04575-060, bearer of the Identity Card [*]	USM Member - (first appointed Chairman)

João Carvalho do Val, Brazilian, divorced, mechanical engineer, with offices at Rua Geraldo Flausino Gomes, No. 61, suite 132, Brooklin Novo, CEP 04575-060, bearer of the Identity Card [*]	USM Member

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 3.1.3

Members of the Executive Committee

Member	Position
Ericson Aparecido Marino, Brazilian, married, agronomist, with offices at Fazenda São Martinho, city of Pradópolis, State of São Paulo, CEP 14850-000, bearer of the Identity Card [*]	Officer

Roel Win Collier, Belgian, married, engineer, with offices at Rua James Clerk Maxwell, 315, city of Campinas, State of São Paulo, bearer of the Alien’s Registration Card [*]	Officer

Mauro Pini França, Brazilian, married, engineer, with offices at Rua James Clerk Maxwell, 315, city of Campinas, State of São Paulo, bearer of the Identity Card [*]	Plant Director

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Schedule 7.1

Second Plant Economics

Cane (ton)	[*]
Prices
Sugar (R$ / t ), after taxes, ex-works	[*]
Anhydrous (R$ / m3), after taxes, ex-works	[*]
Hydrous (R$ / m3), after taxes, ex-works	[*]
Amyris Product (USD /m3), after taxes, ex-works	[*]
R$ / USD	[*]

	Current Mix		Current Mix + Amyris Product

	R$ million	R$ / TC	R$ million	R$ / TC

Gross Revenues	[*]	[*]	[*]	[*]

Sugar	[*]	[*]	[*]	[*]

Anhydrous	[*]	[*]	[*]	[*]

Hydrous	[*]	[*]	[*]	[*]

Energy	[*]	[*]	[*]	[*]

Amyns Product	[*]	[*]	[*]	[*]

Other	[*]	[*]	[*]	[*]

Taxes	[*]	[*]	[*]	[*]

INSS	[*]	[*]	[*]	[*]

ICMS	[*]	[*]	[*]	[*]

PIS/COFINS	[*]	[*]	[*]	[*]

PRODUZIR	[*]	[*]	[*]	[*]

Net Revenues	[*]	[*]	[*]	[*]

COGS	[*]	[*]	[*]	[*]

Sugar	[*]	[*]	[*]	[*]

Anhydrous	[*]	[*]	[*]	[*]

Hydrous	[*]	[*]	[*]	[*]

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Energy	[*]	[*]	[*]	[*]

Amyris Product	[*]	[*]	[*]	[*]

Other	[*]	[*]	[*]	[*]

Taxes Credits	[*]	[*]	[*]	[*]

Gross Profit	[*]	[*]	[*]	[*]

Operational Expenses	[*]	[*]	[*]	[*]

Sales	[*]	[*]	[*]	[*]

G&A	[*]	[*]	[*]	[*]

Other	[*]	[*]	[*]	[*]

Operational Profit Before Fee	[*]	[*]	[*]	[*]

Additional Margin	[*]	[*]	[*]	[*]

Fee	[*]	[*]	[*]	[*]

Operational Profit After Fee	[*]	[*]	[*]	[*]

These statements are included purely for the purpose of illustrating the calculation of the economic terms described in Section 7.1 of the Joint Venture Agreement.

[*]	Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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